PROSPECTUS SUPPLEMENT (To Prospectus Dated July 26, 1999)

                           $408,413,000 (Approximate)

                              ACE SECURITIES CORP.
                         Home Equity Loan Trust 1999-LB2

                   Home Equity Loan Pass-Through Certificates

                           Long Beach Mortgage Company
                             Originator and Servicer



        Consider carefully the risk        The trust fund will issue certificates including the following:
  factors beginning on page S-11 of                                                       Class                     Interest
  this prospectus supplement and on        Class                                  Principal Amount(1)                Rate(2)
  page 22 of the prospectus.               A......................................     $335,448,000               LIBOR + 0.35%
        For a list of capitalized          M1.....................................       28,430,000               LIBOR + 0.70%
  terms used in this prospectus            M2.....................................       26,135,000               LIBOR + 1.25%
  supplement and the prospectus, see       B......................................       18,400,000               LIBOR + 2.85%
  the index of defined terms beginning     ___________________
  on page S-83 of this prospectus          (1)   These amounts are approximate, as described in this prospectus supplement.
  supplement and on page 158 of the        (2)   Interest will accrue on the Class A, M1, M2 and B Certificates at the variable
  prospectus.                                    rates set forth above, subject, in each case, to the net funds cap described in
        The certificates will                    this prospectus supplement. The interest rates are subject to increase as
  represent interests in the trust               represent interests in the trust described in this prospectus supplement.
  fund only and will not represent               See "Description of the Certificates -- fund only andwill not represent
  interests in or obligations of any             Distributions of Interest" and "-- Optional Purchase of Mortgage Loans;
  other entity.                                  Termination interests in or obligations of any of the Trust Fund" in this
       This prospectus supplement may            prospectus supplement.
  be used to offer and sell the
  certificates only if accompanied by
  the prospectus.
      This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of  certificates that will be issued by the trust fund as described in this prospectus the prospectus. supplement. The assets of the trust fund primarily consist of mortgage loans that were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, these mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

----------------------------------------

     The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from ACE Securities Corp., and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to ACE Securities Corp. from the sale of these certificates will be approximately 99.625% of their initial total principal amount before deducting expenses. See "Underwriting" in this prospectus supplement for additional information on the offering of the certificates.

     On or about July 29, 1999, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Cedelbank and the Euroclear System.

                                  Underwriter:
                            Deutsche Banc Alex. Brown
             The date of this prospectus supplement is July 26, 1999

              Important Notice About Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

      --------------------------------------------------------------------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

      --------------------------------------------------------------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Tables of Contents

                              Prospectus Supplement




                                                                            Page
Summary of Terms............................................................S-6
   The Offered Certificates.................................................S-6
   The Mortgage Loans.......................................................S-8
   Servicing of the Mortgage Loans..........................................S-9
   Optional Purchase of Mortgage Loans......................................S-9
   Tax Status...............................................................S-9
   ERISA Considerations.....................................................S-9
   Legal Investment Considerations..........................................S-9
   Ratings of the Certificates.............................................S-10
Risk Factors...............................................................S-11
   Higher Expected Delinquencies of Sub-prime Mortgage Loans...............S-11
   Mortgage Loan Interest Rates May Limit Interest Rates on the
      Certificates.........................................................S-11
   Potential Inadequacy of Credit Enhancement..............................S-12
   Effect of Lack of Primary Mortgage Insurance............................S-14
   Unpredictability and Effect of Prepayments..............................S-14
   Geographic Concentration of Mortgage Loans..............................S-15
   Limited Servicing History and Performance Data of the Servicer..........S-15
   Potential Disruption of Computer Systems................................S-16
   Limited Ability to Resell Certificates..................................S-16
Description of the Certificates............................................S-17
   General.................................................................S-17
   Book-Entry Registration.................................................S-18
   Distributions of Interest...............................................S-23
   Determination of LIBOR..................................................S-26
   Distributions of Principal..............................................S-28
   Prepayment Premiums.....................................................S-34
   Credit Enhancement......................................................S-34
   Final Scheduled Distribution Date.......................................S-37
   Reports to Certificateholders...........................................S-37
   Optional Purchase of Mortgage Loans; Termination of the Trust Fund......S-38
   The Trustee.............................................................S-38
Description of the Mortgage Pool...........................................S-39
   General.................................................................S-39
   Adjustable Rate Mortgage Loans..........................................S-40
   The Index...............................................................S-41

                                                                          Page

   The Mortgage Loans......................................................S-41
Additional Information.....................................................S-57
Long Beach Mortgage Company................................................S-57
   General.................................................................S-57
   Lending Activities and Loan Sales.......................................S-58
   Loan Servicing..........................................................S-58
   Underwriting Guidelines.................................................S-59
   Servicing Practices and Experience......................................S-64
The Pooling and Servicing Agreement........................................S-66
   General.................................................................S-66
   Assignment of Mortgage Loans............................................S-67
   Voting Rights...........................................................S-68
   General Servicing Provisions............................................S-68
   Prepayment Interest Shortfalls..........................................S-69
   Advances................................................................S-69
   Servicing Advances......................................................S-69
   Collection of Taxes and Insurance Premiums..............................S-69
   Insurance Coverage......................................................S-70
   Purchases of Defaulted Mortgage Loans...................................S-70
   Evidence as to Compliance...............................................S-70
   Servicing Compensation and Payment of Expenses..........................S-70
   Subservicing............................................................S-70
   Resignation or Removal of the Servicer..................................S-71
Yield Considerations.......................................................S-71
   General.................................................................S-71
   Overcollateralization...................................................S-73
   Subordination of the Offered Subordinate Certificates...................S-73
   Weighted Average Life...................................................S-74
Material Federal Income Tax Considerations.................................S-81
   General.................................................................S-81
   Taxation of Offered Certificates........................................S-81
   The Basis Risk Reserve Fund.............................................S-82
State Income Tax Considerations............................................S-82
ERISA Considerations.......................................................S-82
Legal Investment Considerations............................................S-83
Use of Proceeds............................................................S-83
Underwriting...............................................................S-83
Legal Matters..............................................................S-84
Ratings....................................................................S-84
Glossary of Defined Terms..................................................S-85
Annex I....................................................................S-87

                                Table of Contents

                                   Prospectus

                                                                           Page

Prospectus Supplement.........................................................3
Available Information.........................................................3
Incorporation of Certain Information by Reference.............................4
Summary of Prospectus.........................................................8
   Title of Securities........................................................8
   Depositor..................................................................8
   Issuer.....................................................................8
   Servicers..................................................................8
   Master Servicer............................................................8
   Trustee; Indenture Trustee.................................................9
   The Trust Assets...........................................................9
   Description of Securities.................................................14
   Distributions on Securities...............................................15
   Advances..................................................................17
   Termination...............................................................17
   Registration of Securities................................................18
   Tax Status of the Securities..............................................18
   Legal Investment Considerations...........................................20
   ERISA Considerations......................................................20
   Rating....................................................................20
   Material Risks............................................................21
Risk Factors.................................................................22
   Limited Liquidity for Securities..........................................22
   Limited Assets for Payment of Securities..................................22
   Rate of Prepayments on Assets May Adversely Affect
     Average Lives and Yields of Securities..................................23
   Priority of Payment of Securities May Adversely
     Affect Average Lives and Yields of Securities...........................23
   Limited Nature of Ratings.................................................24
   Real Estate Market Conditions Affect Mortgage Loan Performance............24
   Variable Payment Provisions in Mortgage Loans May Increase Rate
     of Default..............................................................24
   Geographic Concentration May Increase Rates of Loss and Delinquency.......25
   Multifamily Properties May Experience Increased Defaults and
     Foreclosures............................................................25

                                                                           Page

   Balloon Payment Assets are More Likely to Experience Losses
     on Foreclosure if Obligor is Unable to Refinance or Sell Related
     Property................................................................25
 Junior Mortgage Loans are More Likely to Experience Losses on
     Foreclosure.............................................................26
 Sub-prime Mortgage Loans May be More Likely to Default or be Foreclosed.....26
 Potential for Losses Increases if Assets are Delinquent.....................26
 Effects of Failure to Comply with Consumer Protection Laws; Other Legal
     Considerations..........................................................27
 General Economic Conditions Increases the Potential for Losses on Contracts
     and Manufactured Homes..................................................27
 Depreciation in Value Increases the Potential for Losses on
   Contracts and Manufactured Homes..........................................28
 Grant of Security Interest in Contracts; Risks of Defective
     Security Interest and Effects of Certain Other Legal
     Aspects of the Contracts................................................28
Bankruptcy of Borrower May Prevent Collections on Unsecured Home
     Improvement Loans.......................................................29
   Credit Support is Limited in Amount and Coverage..........................29
   Lowering of Rating on Securities May Decrease Value and Liquidity.........30
   Subordinated Securities Bear Risk of Loss Before More Senior Securities...30
   Residual Securities May Have Adverse Tax Attributes.......................30
   Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders
     of Securities...........................................................31
   Financial Instruments are Subject to Counterparty Risk....................31
Description of the Trust Funds...............................................31
   Assets....................................................................31
   Mortgage Loans............................................................33
   Contracts.................................................................36
   Agency Securities.........................................................37

                                                                           Page
   Mortgage Securities.......................................................42
   FHA Loans and VA Loans....................................................43
   Pre-Funding Account.......................................................43
   Accounts..................................................................44
   Credit Support............................................................44
   Cash Flow Agreements......................................................45
Use of Proceeds..............................................................45
Yield Considerations.........................................................45
   General...................................................................45
   Pass-Through Rate and Interest Rate.......................................45
   Timing of Payment of Interest.............................................46
   Payments of Principal; Prepayments........................................46
   Prepayments--Maturity and Weighted Average Life...........................47
   Other Factors Affecting Weighted Average Life.............................49
The Depositor................................................................52
Description of the Securities................................................52
   General...................................................................52
   Distributions.............................................................53
   Available Distribution Amount.............................................53
   Distributions of Interest on the Securities...............................54
   Distributions of Principal of the Securities..............................56
   Components................................................................56
   Distributions on the Securities of Prepayment Premiums....................56
   Allocation of Losses and Shortfalls.......................................56
   Advances in Respect of Delinquencies......................................57
   Reports to Securityholders................................................58
   Termination...............................................................60
   Optional Purchases........................................................60
   Book-Entry Registration and Definitive Securities.........................61
Description of the Agreements................................................62
   Agreements Applicable to a Series.........................................62
   Material Terms of the Pooling and Servicing Agreements and Underlying
     Servicing Agreements....................................................63
   Material Terms of the Indenture...........................................83
Description of Credit Support................................................86
   General...................................................................86
   Subordinate Securities....................................................87
   Cross-Support Provisions..................................................87
   Limited Guarantee.........................................................87
   Financial Guaranty Insurance Policy or Surety Bond........................87
   Letter of Credit..........................................................87
   Pool Insurance Policies...................................................88
   Special Hazard Insurance Policies.........................................88
                                                                           Page

   Mortgagor Bankruptcy Bond.................................................88
   Reserve Funds.............................................................88
   Overcollateralization.....................................................89
Certain Legal Aspects of Mortgage Loans......................................89
   General...................................................................89
   Types of Mortgage Instruments.............................................90
   Interest in Real Property.................................................90
   Cooperative Loans.........................................................91
   Land Sale Contracts.......................................................92
   Foreclosure...............................................................93
   Junior Mortgages..........................................................97
   Anti-Deficiency Legislation and Other Limitations on Lenders..............98
   Environmental Considerations..............................................99
   Due-on-Sale Clauses......................................................101
   Prepayment Charges.......................................................102
   Subordinate Financing....................................................102
   Applicability of Usury Laws..............................................103
   Alternative Mortgage Instruments.........................................103
   Soldiers' and Sailors' Civil Relief Act of 1940..........................104
   Forfeitures in Drug and RICO Proceedings.................................104
Certain Legal Aspects of the Contracts......................................105
   General..................................................................105
   Security Interests in the Manufactured Homes.............................105
   Enforcement of Security Interests in Manufactured Homes..................107
   Soldiers' and Sailors' Civil Relief Act of 1940..........................108
   Consumer Protection Laws.................................................108
   Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
     Clauses................................................................108
   Applicability of Usury Laws..............................................109
Material Federal Income Tax Considerations..................................109
   General..................................................................109
   REMICS...................................................................110
   Grantor Trust Funds......................................................134
   Standard Securities......................................................135
   Stripped Securities......................................................138
   Partnership Trust Funds..................................................143
State Income Tax Considerations.............................................149
ERISA Considerations........................................................149
Legal Investment Considerations.............................................153
Methods of Distribution.....................................................155
Legal Matters...............................................................156
Financial Information.......................................................156
Rating......................................................................157

                                Summary of Terms

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of July 1, 1999, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates -- Distributions of Principal" how the principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

The Offered Certificates

     ACE Securities Corp.'s Home Equity Loan Pass-Through Certificates consist of the following classes: A, M1, M2, B and R. Only the Class A, M1, M2 and B Certificates are being offered by this prospectus supplement. These certificates will be issued in book-entry form.

     See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

     The certificates will represent ownership interests in a trust fund, the assets of which consist primarily of a pool of fixed and adjustable rate mortgage loans.

     The rights of holders of the Class M1, M2 and B Certificates to payments will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Certificates -- Subordination of Payments" below. We refer to the Class A Certificates as senior certificates, and to the Class M1, M2 and B Certificates as subordinate certificates.

     The certificates will have an approximate total initial principal amount of $408,413,000. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Payments on the Certificates

     Principal and interest on the certificates will be payable on the 25th day of each month, beginning in August 1999. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Payments

     Interest will accrue on each class of certificates, other than the Class R Certificate, at the applicable annual rates described in this prospectus supplement.

     See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

Principal Payments

     The amount of principal payable on the certificates, other than the Class R Certificate, will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement, and (4) the amount of principal received or advanced on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The manner of allocating payments of principal on the Class A, M1, M2 and B Certificates will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the distribution date referred to in this prospectus supplement as the stepdown date or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

     We explain how principal is paid on the certificates under "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.

Prepayment Penalties on the Mortgage Loans

     The holder of the Class R Certificate will be entitled to receive any prepayment penalties received on the mortgage loans. These amounts will not be available to make payments on other classes of certificates.

     See "Description of the Certificates" and "Description of the Mortgage Pool -- General" in this prospectus supplement.

Limited Recourse

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

     The payment structure includes overcollateralization, subordination and loss allocation features to enhance the likelihood that certificateholders of more senior classes will receive regular distributions of interest and principal. The Class B Certificates are more likely to experience losses than the Class M2, M1, and A Certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 and A Certificates; and the Class M1 Certificates are more likely to experience losses than the Class A Certificates.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement" in this prospectus supplement for a more detailed description of overcollateralization, subordination, and loss allocation.

Subordination of Payments

     The Class A Certificates will have a payment priority over the other certificates both for payments of interest and payments of principal. The Class M1 Certificates will have a payment priority over the Class M2 and B Certificates, and the Class M2 Certificates will have a payment priority over the Class B Certificates. No amounts will be paid to the Holder of the Class R Certificate on any distribution date until all amounts due to the Class A, M1, M2 and B Certificates on that date have been paid and overcollateralization has reached the required level.

Overcollateralization

     On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the certificates by approximately 2.03%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund and other amounts that are described in this prospectus supplement will be used to further reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement -- Subordination" and "-- Overcollateralization" in this prospectus supplement.

Allocation of Losses

     As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the class of subordinate certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will first be allocated in reduction of the principal amount of the Class B Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero, and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of certificates having higher priority of payment will incur losses and may never receive all of their principal payments.

     o If a loss has been allocated to reduce the principal amount of your certificate, you will receive no payment in respect of that reduction at that time.

     o After overcollateralization has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

     Losses on the mortgage loans will not be applied to reduce the principal amount of the Class A Certificates.

     See "Description of the Certificates -- Credit Enhancement -- Allocation of Losses" in this prospectus supplement.

The Mortgage Loans

     On the closing date, which is expected to be on or about July 29, 1999, the assets of the trust fund will consist primarily of a pool of mortgage loans with a total principal balance of approximately $416,860,973. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     The mortgage loans are adjustable and fixed rate, fully amortizing and balloon, conventional, first lien residential home equity mortgage loans that have original terms to stated maturity ranging from 10 to 30 years.

     The mortgage loans were originated or acquired by Long Beach Mortgage Company in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

     The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

     See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans and "Long Beach Mortgage Company" in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

Servicing of the Mortgage Loans

     The mortgage loans will be serviced by Long Beach Mortgage Company.

     See "Long Beach Mortgage Company" and "The Pooling and Servicing Agreement" in this prospectus supplement.

Optional Purchase of Mortgage Loans

     The holder of the Class R Certificate will have the option to purchase all of the mortgage loans and the other property of the trust fund after the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance; if the holder of the Class R Certificate does not exercise that option, the servicer may purchase the Mortgage Loans and other property of the trust fund.

     If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

     See "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

     The trustee will elect to treat the trust fund (other than the basis risk reserve fund) as a REMIC for federal income tax purposes. Each of the certificates, other than the Class R Certificate, will represent ownership of "regular interests" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC.

     The Certificates may be issued with original issue discount for federal income tax purposes.

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

     Generally, the Class A Certificates may, but the Class M1, M2 and B Certificates may not, be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

     Only the Class A and M1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Certificates

     The certificates will initially have the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch IBCA, Inc.:

              Standard
              & Poor's      Moody's      Fitch's
   Class       Rating       Rating       Rating
     A           AAA          Aaa          AAA
    M1           AA           Aa2          AA
    M2            A           A2            A
     B           BBB         Baa2          BBB

     These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  Risk Factors

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Higher Expected Delinquencies        The mortgage loans were originated or
of Sub-primeMortgage Loans           acquired by Long Beach Mortgage
                                     Company in accordance with underwriting
                                     guidelines described in this prospectus
                                     supplement, which are not as strict as
                                     Fannie Mae or Freddie Mac guidelines. For this reason, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                     Changes in the values of mortgaged
                                     properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                     See "Description of the Mortgage Pool --
                                     General" in this prospectus supplement for a description of the characteristics of each mortgage loan pool and "Long Beach Mortgage Company -- Underwriting Guidelines" for a general description of the underwriting guidelines used in originating the mortgage loans.

Mortgage Loan Interest               LIBOR may increase or decrease at different
Rates May Limit Interest             times and in different amounts than the
Rates on the Certificates            index applicable to the adjustable rate
                                     mortgage loans.

                                     In addition, because the interest rates on the adjustable rate mortgage loans adjust at different times, and because the interest rates on the rest of the mortgage loans are fixed, if the interest rates of the Class A, M1, M2 and B Certificates were not capped as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest," there may be times when those rates would exceed the weighted average of the interest rates on the mortgage loans (after deduction of fees and other amounts). If that happens, the caps will have the effect of reducing the interest rates on your certificates, at least temporarily. The difference, limited as described in this prospectus supplement, will be paid to you on future payment dates only if there is enough excess cashflow to pay it.

                                     See "Description of the Certificates --
                                     Distributions of Interest" and "-- Credit
                                     Enhancement -- Overcollateralization" in this prospectus supplement. For detailed information on the interest rates of the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement.

Potential Inadequacy of Credit       The certificates are not insured by any
Enhancement                          financial guaranty insurance policy. The
                                     overcollateralization, subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that certificateholders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans or shortfalls in interest payments on the mortgage loans.

                                     Overcollateralization. In order to increase and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates as well as fees and expenses of the trust fund and other amounts that are described in this prospectus supplement. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans will be higher, at the time the certificates are issued, than the weighted average of the interest rates on the certificates. We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                     o Prepayments. Every time a mortgage loan with an interest rate higher than the weighted average of the interest rates on the certificates is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                     o Defaults. The rate of defaults on the
                                     mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                     o Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to certificateholders, so less money will be available as excess interest.

                                     See "Description of the Certificates --
                                     Credit Enhancement --
                                     Overcollateralization" in this prospectus supplement.

                                     Subordination. If applicable subordination is insufficient to absorb losses, then more senior certificateholders will likely incur losses and may never receive all of their principal payments.

                                     o If you buy a Class B Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class B Certificates by the amount of that excess.

                                     o If you buy a Class M2 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created plus the total principal amount of the Class B Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2 Certificates by the amount of that excess.

                                     o If you buy a Class M1 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created plus the total principal amount of the Class B and M2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1 Certificates by the amount of that excess.

                                     o Losses on the mortgage loans will not
                                     reduce the principal amount of the Class A
                                     Certificates.

                                     If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses, as described in this prospectus supplement.

                                     o We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                                     See "Description of the Certificates --
                                     Credit Enhancement -- Subordination" and
                                     "-- Allocation of Losses" in this
                                     prospectus supplement.

Effect of Lack of                    Approximately 37.05% of the mortgage loans
Primary Mortgage Insurance           have loan-to-value ratios greater than
                                     80%. None of the mortgage loans are
                                     covered by a primary mortgage insurance
                                     policy. If borrowers default on their
                                     mortgage loans, there is a greater
                                     likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

                                     See "Description of the Certificates--
                                     Credit Enhancement-- Subordination" and
                                     "--Allocation of Losses" in this prospectus supplement.

Unpredictability and Effect of       Borrowers may prepay their mortgage loans
Prepayments                          in whole or in part at any time; however,
                                     approximately 88.48% of the mortgatge
                                     loans require the payment of a prepayment penalty in connection with some voluntary prepayments, which may discourage these borrowers from prepaying their mortgage loans. Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans. A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

                                     o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

                                     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                     The amount of any prepayment penalty paid in connection with the prepayment of a mortgage loan will not be available for payment of interest or principal on any of the certificates offered by this prospectus supplement. All prepayment penalties will be paid to the holder of the Class R Certificate.

                                     See "Yield Considerations" in this
                                     prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of          Approximately 34.22% of the mortgage
Mortgage Loans                       loans expected to be in the mortgage pool
                                     on the closing date are secured by
                                     properties in California. The rate of
                                     delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

                                     o Declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios.

                                     o Properties in California may be more
                                     susceptible than homes located in other
                                     parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

                                     Natural disasters affect regions of the
                                     United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                     For additional information regarding the geographic distribution of the mortgage loans in the mortgage pool, see the applicable table under "Description of the Mortgage Pool" in this prospectus supplement.

Limited Servicing History and        The servicer began directly servicing
Performance Data of the Servicer     mortgage loans in November  1998. As a
                                     result, the servicer has limited experience servicing mortgage loans similar to the mortgage loans in the trust fund. The servicer's limited servicing experience may result in a higher rate of defaults and losses on the mortgage loans in the trust fund.

                                     Because the servicer started its direct
                                     servicing operations just nine months ago, the servicer has only limited historical delinquency, foreclosure and loss experience that you may examine in order to judge its performance in servicing mortgage loans similar to the mortgage loans in the trust fund. The rates of payment delinquencies, foreclosures and losses on the mortgage loans in the trust fund will probably be higher than the rates of payment delinquencies, foreclosures and losses on the servicer's total mortgage loan portfolio shown in this prospectus supplement because many of the loans in the servicer's portfolio were recently originated.

                                     See "Long Beach Mortgage Company --
                                     Servicing Practices and Experience" in this prospectus supplement for information about the servicer's delinquency and loss experience.

 Potential Disruption of             The transition from the year 1999 to the
 Computer Systems                    year 2000 may interfere with the ability
                                     of computer systems used by the servicer, the trustee, The Depository Trust Company and other parties to process information, unless modifications to those systems are completed in time. This could disrupt collection of payments on the mortgage loans and calculation and distribution of payments on the certificates.

 Limited Ability to Resell           The underwriter is not required to assist
 Certificates                        in resales of the certificates, although
                                     it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

                         Description of the Certificates

General

          The Home Equity Loan Pass-Through Certificates will consist of the following Classes: Class A, Class M1, Class M2, Class B and Class R (together, the "Certificates").

          The Class A Certificates are referred to herein as the "Senior Certificates." The Class M1, Class M2, Class B and Class R Certificates are referred to herein as the "Subordinate Certificates," and the Subordinate Certificates, other than the Class R Certificate, are referred to herein as the "Offered Subordinate Certificates." The Class R Certificate is also referred to as the "Residual Certificate." Only the Class A, Class M1, Class M2 and Class B Certificates (the "Offered Certificates") are offered hereby.

          The Class R Certificate will be issued as a single Certificate in fully registered, certificated form.

         The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool (the "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential mortgage loans (the "Mortgage Loans"), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined herein), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds thereof, and (5) the Basis Risk Reserve Fund (as defined herein).

          Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page hereof. The total principal amount of each Class of Offered Certificates is referred to herein as the "Class Principal Amount" for that Class. The Class R Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein. The total initial Certificate Principal Amount (as defined herein) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" herein.

          Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, commencing in August 1999 (each, a "Distribution Date"), to holders of Certificates ("Certificateholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

         o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York or California are closed.

          Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the Certificateholder's address as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder's expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined herein) of the Trustee or the office of the Certificate Registrar (as defined herein). See "-- The Trustee" herein.

          The Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof.

         Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. ACE Securities Corp. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

          General. Beneficial Owners will hold their Certificates through DTC in the United States, or Cedelbank ("Cedel") or the Euroclear System ("Euroclear") in Europe if they are participants of those systems, or indirectly through organizations that are participants in those systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined herein). Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

          Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing the Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Cedel Participants (each as defined herein) on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Distributions on Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICS -- Taxation of Certain Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates that conflict with actions taken with respect to other Offered Certificates.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the Depositor, GACC, the Servicer or the Trustee (as those terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Certain computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

         The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class R Certificate) will equal the sum of (1) Current Interest (as defined herein) for that Class and (2) any Carryforward Interest (as defined herein) for that Class. Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

         o The "Interest Rate" for each Class of Certificates will be the applicable annual rate described below.

         If the Class R Certificateholder does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under "-- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, then with respect to each succeeding Distribution Date, the A Spread will be increased to 0.70%, the M1 Spread will be increased to 1.05%, the M2 Spread will be increased to 1.875% and the B Spread will be increased to 4.275%. Subject to the preceding proviso, the Interest Rates for the Class A, Class M1, Class M2 and Class B Certificates will be the applicable annual rates determined as follows:

          o Class A Certificates: the lesser of (1) LIBOR plus 0.35% (the "A Spread") and (2) the Net Funds Cap (as defined below).

          o Class M1 Certificates: the lesser of (1) LIBOR plus 0.70% (the "M1 Spread") and (2) the Net Funds Cap.

          o Class M2 Certificates: the lesser of (1) LIBOR plus 1.25% (the "M2 Spread") and (2) the Net Funds Cap.

          o Class B Certificates: the lesser of (1) LIBOR plus 2.85% (the "B Spread") and (2) the Net Funds Cap.

                  o The "Net Funds Cap" for each Distribution Date will be the annual rate equal to the fraction, expressed as a percentage, the numerator of which is twelve times the Optimal Interest Remittance Amount and the denominator of which is the Total Loan Balance (as defined herein) for the immediately preceding Distribution Date.

                           o The "Optimal Interest Remittance Amount" for each Distribution Date will be equal to the product of (1) one-twelfth of the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period (as defined herein) and
                                    (2) the Total Loan Balance for the
                                    immediately preceding Distribution Date.

                                    o       The "Net Mortgage Rate" for any
                                            Mortgage Loan equals the Mortgage
                                            Rate thereof minus the Total Expense
                                            Rate (as defined below).

                                    o       The "Total Expense Rate" for each
                                            Distribution Date is the sum of the
                                            Servicing Fee Rate and the Trustee
                                            Fee Rate (each as defined herein).

          The "Certificate Principal Amount" of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on July 29, 1999 (the "Closing Date") as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of an Offered Subordinate Certificate, any Applied Loss Amount (as defined herein) previously allocated to that Certificate.

          For each Distribution Date, the "Accrual Period" applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

          For each Distribution Date, to the extent that (a) the amount payable if clause (1) of the definition of Interest Rate applicable to any Class of the Offered Certificates is used to calculate interest exceeds (b) the applicable Net Funds Cap (such excess, a "Basis Risk Shortfall"), that Class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Interest Rate before the Class R Certificate is entitled to any distributions. The applicable Class will be entitled to receive the amount of the Basis Risk Shortfall from Monthly Excess Cashflow (as defined herein) treated as paid from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be distributed on the Class R Certificate. Notwithstanding the foregoing, the amount of Basis Risk Shortfall for any Class for any Distribution Date may not exceed the excess of (x) the amount payable at the applicable Net Maximum Interest Rate (as defined below) over (y) the amount payable at the applicable Net Funds Cap.

         o The "Unpaid Basis Risk Shortfall" for any Class of Offered Certificates on any Distribution Date will equal the total of all Basis Risk Shortfalls for that Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to that Class in respect of Basis Risk Shortfalls or interest thereon on or prior to that Distribution Date.

         o The "Net Maximum Interest Rate" for any Class of Certificates on any Distribution Date will be an annual rate equal to (1) the weighted average of the Maximum Rates (as defined herein) of the Adjustable Rate Mortgage Loans and the Mortgage Rates of the Fixed Rate Mortgage Loans minus (2) the Total Expense Rate.

         o "Current Interest" for each Class of Offered Certificates will equal, for any Distribution Date, the total amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class minus any Relief Act Shortfalls.

                  o A "Relief Act Shortfall" is any interest shortfall resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). See "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         o "Carryforward Interest" for each Certificate will equal, for any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) the Current Interest for that Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for that Class for the immediately preceding Distribution Date exceeds (y) the amount distributed in respect of interest on that Class on that immediately preceding Distribution Date, and (2) interest on that amount for the related Accrual Period at the applicable Interest Rate.

                  o The "Interest Remittance Amount" for any Distribution Date will equal the sum of:

                           (1) all interest collected (other than Payaheads (as
                  defined below)) or advanced in respect of Monthly Payments (as defined herein) on the Mortgage Loans during the related Due Period, less (x) the Servicing Fee (as defined herein) and (y) unreimbursed Advances (as defined herein) due to the Servicer or the Trustee, to the extent allocable to interest,

                           (2) all Compensating Interest (as defined below) paid
                  by the Servicer with respect to the related Prepayment Period,

                           (3) the portion of the price paid for any Mortgage
                  Loan repurchased from the Trust Fund during the related Prepayment Period and any Substitution Amount (as defined below) paid during the related Prepayment Period allocable to interest, and

                           (4) all Net Liquidation Proceeds and any other
                  recoveries (net of unpaid Servicing Fees) collected during the related Prepayment Period, to the extent allocable to interest.

The Servicer will be entitled to any interest or other income earned on funds on deposit in the Collection Account prior to deposit into the Certificate Account; the Servicer and the Trustee will each be entitled to a portion of any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders, as provided in the Pooling and Servicing Agreement.

    o     The Interest Remittance Amount does not include prepayment premiums.

    o A "Payahead" is generally any Monthly Payment intended by the related borrower to be applied in a Due Period subsequent to the Due Period in which that payment was received.

    o The "Substitution Amount" will be generally equal to the amount, if any, by which the unpaid principal balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon.

          On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

               (1) to the Trustee, the Trustee Fee (as defined herein);

               (2) to the Class A Certificates, Current Interest and any Carryforward Interest;

               (3) to the Class M1 Certificates, Current Interest;

               (4) to the Class M2 Certificates, Current Interest;

               (5) to the Class B Certificates, Current Interest; and

               (6) for application as part of Monthly Excess Cashflow, as described under "-- Credit Enhancement -- Overcollateralization" below, any Interest Remittance Amount remaining after application pursuant to clauses (1) through (5) above (such amount, "Monthly Excess Interest").

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will be applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall (a "Prepayment Interest Shortfall") in the amount available to make distributions of interest on the Certificates could result. A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the 16th day of a calendar month. If a prepayment in full is received on or prior to the 15th day of a calendar month, there will be an excess of interest over one month's interest for that Mortgage Loan ("Prepayment Interest Excess") available for distribution to Certificateholders on the related Distribution Date. The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date. See "The Pooling and Servicing Agreement -- Prepayment Interest Shortfalls" herein. Any such payment by the Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Determination of LIBOR

          On the second London Business Day preceding the beginning of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine LIBOR for that Accrual Period.

         o A "London Business Day" is any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

          On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Trustee as follows:

         o "LIBOR" will be the London interbank offered rate for deposits in United States dollars for a term of one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date.

         o If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for the next applicable Accrual Period will be the arithmetic mean of those quotations.

                  o "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices).

                  o "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         o If on any LIBOR Determination Date only one or none of the Reference Banks provides the offered quotations, LIBOR for the next applicable Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period.

         o If on any LIBOR Determination Date, the Trustee is unable to determine LIBOR for an Accrual Period, LIBOR for that Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

          Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period will not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Trustee will select an alternative index (over which the Trustee has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

          The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Offered Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Distributions of Principal

          Distributions of principal on the Class A Certificates will be made primarily from the Principal Remittance Amount and secondarily from Monthly Excess Cashflow, to the extent of available funds, as described below. Distributions of principal on the Class M1 Certificates will be made primarily from the Principal Remittance Amount after distributions of principal have been made on the Class A Certificates and secondarily from Monthly Excess Cashflow, to the extent of available funds, as described below. Distributions of principal on the Class M2 Certificates will be made primarily from the Principal Remittance Amount after distributions of principal have been made on the Class A and Class M1 Certificates and secondarily from Monthly Excess Cashflow, to the extent of available funds, as described below. Distributions of principal on the Class B Certificates will be made primarily from the Principal Remittance Amount after distributions of principal have been made on the Class A, Class M1 and Class M2 Certificates and secondarily from Monthly Excess Cashflow, to the extent of available funds, as described below.

         o The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of (1) the Principal Remittance Amount minus the Overcollateralization Release Amount (as defined below), if any, and (2) the Extra Principal Distribution Amount (as defined below), if any.

       o The "Principal Remittance Amount" for any Distribution Date will be equal to the sum of:

                         (1) all principal collected (other than Payaheads) or
                    advanced in respect of Monthly Payments on the Mortgage Loans during the related Due Period, less unreimbursed Advances due to the Servicer or the Trustee, to the extent allocable to principal,

                         (2) all prepayments in full or in part received during
                    the related Prepayment Period,

                         (3) the outstanding principal balance of each Mortgage
                    Loan that was purchased from the Trust Fund during the related Prepayment Period,

                         (4) the portion of any Substitution Amount paid with
                    respect to those Mortgage Loans during the related Prepayment Period allocable to principal, and

                         (5) all Net Liquidation Proceeds and any other
                    recoveries collected during the related Prepayment Period, to the extent allocable to principal.

         o The "Due Period" for any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

         o The "Prepayment Period" for each Distribution Date is the one-month period beginning on the Cut-off Date (as defined herein), in the case of the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the 15th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs.

          On each Distribution Date (a) before the Stepdown Date or (b) on which a Delinquency Trigger Event (as defined below) has occurred, the Principal Distribution Amount will be distributed in the following order of priority:

          (1) to the Class A Certificates, until their Class Principal Amount has been reduced to zero;

          (2) to the Class M1 Certificates, until their Class Principal Amount has been reduced to zero;

          (3) to the Class M2 Certificates, until their Class Principal Amount has been reduced to zero;

          (4) to the Class B Certificates, until their Class Principal Amount has been reduced to zero; and

          (5) for application as part of Monthly Excess Cashflow, as described under "-- Credit Enhancement -- Overcollateralization" below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

          On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Delinquency Trigger Event has not occurred, the Principal Distribution Amount will be distributed in the following order of priority:

          (1) to the Class A Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount and (y) the Senior Principal Distribution Amount, until their Class Principal Amount has been reduced to zero;

          (2) to the Class M1 Certificates, an amount equal to the lesser of (x) the remaining Principal Distribution Amount and (y) the Class M1 Principal Distribution Amount, until their Class Principal Amount has been reduced to zero;

          (3) to the Class M2 Certificates, an amount equal to the lesser of (x) the remaining Principal Distribution Amount and (y) the Class M2 Principal Distribution Amount, until their Class Principal Amount has been reduced to zero;

          (4) to the Class B Certificates, an amount equal to the lesser of (x) the remaining Principal Distribution Amount and (y) the Class B Principal Distribution Amount, until their Class Principal Amount has been reduced to zero; and

          (5) for application as part of Monthly Excess Cashflow, as described under "-- Credit Enhancement -- Overcollateralization" below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

          o A "Delinquency Trigger Event" has occurred on any Distribution Date if the Three Month Delinquency Rate for that date equals or exceeds 50% of the Senior Enhancement Percentage (as defined below) for that date.

                  o As provided in the Pooling and Servicing Agreement, the "Three Month Delinquency Rate" for any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding Due Periods.

                  o The "Delinquency Rate" for any Due Period will be the fraction, expressed as a percentage, the numerator of which is the total outstanding principal balance of all Mortgage Loans 60 or more days delinquent, all Mortgage Loans in foreclosure and all Mortgage Loans relating to REO Properties as of the close of business on the last day of that Due Period, and the denominator of which is the Total Loan Balance for the related Distribution Date.

          o The "Stepdown Date" is the earlier to occur of (1) the first Distribution Date after the Class Principal Amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in August 2002 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the Mortgage Loans during the related Due Period but before giving effect to distributions on any Certificates on that Distribution Date) is greater than or equal to approximately 42.00%, if a Cumulative Loss Trigger Event has not occurred, or approximately 46.50% if a Cumulative Loss Trigger Event has occurred.

         o The "Senior Principal Distribution Amount" for any Distribution Date will be equal to the amount, if any, by which:

                         (x) the Class Principal Amount of the Class A
                  Certificates immediately before that Distribution Date exceeds

                         (y) the lesser of:

                                    (1)     the product of:

                                            (A) if a Cumulative Loss Trigger
                                    Event has not occurred, approximately
                                    58.00%, and if a Cumulative Loss Trigger
                                    Event has occurred, approximately 53.50% and

                                            (B) the Total Loan Balance for that
                                   Distribution Date and

                                    (2) the amount, if any, by which the Total
                           Loan Balance for that Distribution Date exceeds $2,084,305.

          o The "Class M1 Principal Distribution Amount" for any Distribution Date will be equal to the amount, if any, by which:

                           (x)      the sum of:

                                    (1) the Class Principal Amount of the Class
                           A Certificates after giving effect to distributions on that Distribution Date and

                                    (2) the Class Principal Amount of the Class
                           M1 Certificates immediately before that Distribution Date exceeds

                           (y)      the lesser of:

                                    (1)     the product of:

                                            (A) if a Cumulative Loss Trigger
                                    Event has not occurred, approximately
                                    71.64%, and if a Cumulative Loss Trigger
                                    Event has occurred, approximately 67.14% and

                                            (B) the Total Loan Balance for that
                                    Distribution Date and

                                    (2) the amount, if any, by which the Total
                           Loan Balance for that Distribution Date exceeds $2,084,305.

          o The "Class M2 Principal Distribution Amount" for any Distribution Date will be equal to the amount, if any, by which:

                           (x)      the sum of:

                                    (1) the total Certificate Principal Amount
                           of the Class A and Class M1 Certificates, in each case after giving effect to distributions on that Distribution Date, and

                                    (2) the Class Principal Amount of the Class
                           M2 Certificates immediately before that Distribution Date exceeds

                           (y)      the lesser of:

                                    (1)     the product of:

                                            (A) if a Cumulative Loss Trigger
                                    Event has not occurred, approximately
                                    84.18%, and if a Cumulative Loss Trigger
                                    Event has occurred, approximately 79.68% and

                                            (B) the Total Loan Balance for that
                                    Distribution Date and

                                    (2) the amount, if any, by which the Total
                           Loan Balance for that Distribution Date exceeds $2,084,305.

          o The "Class B Principal Distribution Amount" for any Distribution Date will be equal to the amount, if any, by which:

                           (x)      the sum of:

                                    (1) the total Certificate Principal Amount
                           of the Class A, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on that Distribution Date, and

                                    (2) the Class Principal Amount of the Class
                           B Certificates immediately before that such Distribution Date exceeds

                           (y)      the lesser of:

                                    (1)     the product of:

                                            (A) if a Cumulative Loss Trigger
                                    Event has not occurred, approximately
                                    93.00%, and if a Cumulative Loss Trigger
                                    Event has occurred, approximately 88.50% and

                                            (B) the Total Loan Balance for that
                                    Distribution Date and

                                    (2) the amount, if any, by which the Total
                           Loan Balance for that Distribution Date exceeds $2,084,305.

          o The "Senior Enhancement Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Offered Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), in each case after giving effect to distributions on that Distribution Date, and the denominator of which is the Total Loan Balance for that Distribution Date.

         o The "Extra Principal Distribution Amount" for any Distribution Date will be the lesser of (1) the Monthly Excess Interest and
                  (2) the Overcollateralization Deficiency.

         o The "Overcollateralization Amount" for any Distribution Date will be the amount, if any, by which (1) the Total Loan Balance for that Distribution Date exceeds (2) the total Certificate Principal Amount of the Offered Certificates after giving effect to distributions on that Distribution Date.

         o The "Overcollateralization Deficiency" for any Distribution Date will be equal to the amount, if any, by which (1) the Targeted Overcollateralization Amount for that Distribution Date exceeds (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after giving effect to the reduction on that Distribution Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but before the allocation of any Applied Loss Amount on that Distribution Date.

          o The "Overcollateralization Release Amount" for any Distribution Date will be equal to the amount, if any, by which (1) the Overcollateralization Amount for that date exceeds (2) the Targeted Overcollateralization Amount for that date.

         o The "Targeted Overcollateralization Amount" for any Distribution Date will be

                  (a) before the Stepdown Date, and if a Cumulative Loss Trigger Event has not occurred for that Distribution Date, the product of 3.50% and the Cut-off Date Balance,

                  (b) before the Stepdown Date, and if a Cumulative Loss Trigger Event has occurred for that Distribution Date, the product of 5.75% and the Cut-off Date Balance,

                  (c) on and after the Stepdown Date, if a Cumulative Loss Trigger Event has not occurred for that Distribution Date, the greater of

                    (1) the product of approximately 7.00% and the Total Loan
               Balance for the related Distribution Date, and

                    (2) the product of 0.50% and the Cut-Off Date Balance, and

                  (d) on and after the Stepdown Date, if a Cumulative Loss Trigger Event has occurred for that Distribution Date, the greater of:

                    (1) the product of approximately 11.50% and the Total Loan
               Balance for the related Distribution Date, and

                    (2) the product of 0.50% and the Cut-off Date Balance.

          o A "Cumulative Loss Trigger Event" has occurred for any Distribution Date if (1) the fraction, expressed as a percentage, the numerator of which is the total of Realized Losses (as defined herein) from the Cut-off Date through the close of the Due Period immediately preceding that Distribution Date and the denominator of which is the Cut-off Date Balance is greater than (2) the Targeted Cumulative Loss Percentage.

                  o The "Targeted Cumulative Loss Percentage" for any Distribution Date occurring during the time periods set forth below will be as follows:

                                                            Targeted Cumulative
                  Periods (dates inclusive)                   Loss Percentage
                  August 1999-- July 2000.................         0.25%
                  August 2000-- July 2001.................         0.75%
                  August 2001-- July 2002.................         1.75%
                  August 2002-- July 2003.................         3.25%
                  August 2003 and thereafter..............         4.25%

           o The "Principal Balance" of any Mortgage Loan as of any date of determination will be, generally, its outstanding principal balance as of the Cut-off Date, after giving effect to Monthly Payments due on or before that date, whether or not received, reduced by (1) the principal portion of all Monthly Payments due on or before the due date in the Due Period immediately preceding the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding the date of determination; provided, that the Principal Balance of any Liquidated Mortgage Loan will be zero.

         o The "Total Loan Balance" as of any date of determination will be the total of the Principal Balances of the Mortgage Loans as of that date.

         o "Net Liquidation Proceeds" means all amounts, net of unreimbursed expenses, unreimbursed Advances and unreimbursed Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Trust Fund by foreclosure or deed in lieu of foreclosure.

Prepayment Premiums

          All Prepayment Premiums paid on the Mortgage Loans will be distributed to the holder of the Residual Certificate, and so will not be available for distributions of interest on the Offered Certificates or for distribution as Monthly Excess Cashflow.

Credit Enhancement

          Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein) and overcollateralization, in each case as described herein.

          Subordination. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of each Class of Offered Certificates having a higher priority of distribution, as described under "-- Distributions of Interest" and "-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford these Certificateholders limited protection against Realized Losses incurred on the Mortgage Loans.

          No amounts will be distributed to the holder of the Class R Certificate on any Distribution Date until all amounts due to the holders of the Class M1, Class M2 and Class B Certificates have been distributed.

          The limited protection afforded to holders of Offered Certificates by the subordination of the Subordinate Certificates will be accomplished by the preferential right of holders of Offered Certificates to receive the amounts of interest due them from the Interest Remittance Amount and principal available for distribution to them from the Principal Distribution Amount on any Distribution Date before any interest or principal is distributed on that Distribution Date to holders of Certificates having a lower priority of distribution.

          Allocation of Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan. The amount of that insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class R Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), second, the Class B Certificates, third, the Class M2 Certificates, and fourth, the Class M1 Certificates, before reducing amounts distributable in respect of the Class A Certificates.

         o A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

          To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

          If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (such excess, an "Applied Loss Amount"), the Class Principal Amounts of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B Certificates, until their Class Principal Amount has been reduced to zero; second, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; and third, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Class Principal Amount of the Class A Certificates will not be reduced by allocation of Applied Loss Amounts.

          Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

          Overcollateralization. On the Closing Date, the Overcollateralization Amount is expected to be approximately $8,447,973. The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating certain excess interest collections. To the extent described herein, Monthly Excess Interest will be applied on any Distribution Date as principal (in the form of the Extra Principal Distribution Amount) in reduction of the Certificate Principal Amounts of the Offered Certificates. This application of interest collections as distributions of Extra Principal Distribution Amounts will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, increasing and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

          As described herein, on and after the Stepdown Date and if a Delinquency Trigger Event has not occurred, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Amounts of the Certificates, but will instead be applied as described below.

          For each Distribution Date, the sum of any Monthly Excess Interest and any Overcollateralization Release Amount will be the "Monthly Excess Cashflow," which will be distributed in the following order of priority:

                    (1) to the extent of Monthly Excess Interest, to fund the
               Extra Principal Distribution Amount for that Distribution Date;

                    (2) to the Class M1 Certificates, any Carryforward Interest;

                    (3) to the Class M1 Certificates, any Deferred Amount (as
               defined below);

                    (4) to the Class M2 Certificates, any Carryforward Interest;

                    (5) to the Class M2 Certificates, any Deferred Amount;

                    (6) to the Class B Certificates, any Carryforward Interest;

                    (7) to the Class B Certificates, any Deferred Amount;

                    (8) to the Basis Risk Reserve Fund, any amounts required
               under the Pooling and Servicing Agreement to be deposited therein;

                    (9) to the Class A Certificates, any Basis Risk Shortfall
               and Unpaid Basis Risk Shortfall;

                    (10) to the Class M1 Certificates, any Basis Risk Shortfall
               and Unpaid Basis Risk Shortfall;

                    (11) to the Class M2 Certificates, any Basis Risk Shortfall
               and Unpaid Basis Risk Shortfall;

                    (12) to the Class B Certificates, any Basis Risk Shortfall
               and Unpaid Basis Risk Shortfall; and

                    (13) to the Class R Certificate, any remaining amount.

          For each Distribution Date, the "Deferred Amount" for the Offered Subordinate Certificates will be the amount, if any, by which (x) the total of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the total of amounts previously distributed in reimbursement of Applied Loss Amounts thereof.

          Monthly Excess Interest for the first Distribution Date will be less than it otherwise would have been because the first payment on approximately 1.21% of the Mortgage Loans is due on September 1, 1999, as described under "Description of the Mortgage Pool."

Final Scheduled Distribution Date

          It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of the Offered Certificates to zero not later than August 25, 2030, which is one year after the latest maturity of a Mortgage Loan. As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the Final Scheduled Distribution Date.

Reports to Certificateholders

          On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

         o the amount of principal distributed on that date to holders of each Class of Offered Certificates;

         o the amount of interest distributed on that date to holders of each Class of Offered Certificates;

         o        the Interest Rate applicable to each Class of Offered
                  Certificates;

         o the amount of any outstanding Carryforward Interest for each Class of Offered Certificates after distributions on that date;

         o the amount of any outstanding Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each Class of Offered Certificates after distributions on that date;

         o the amount of any unreimbursed Deferred Amount for each Class of Offered Subordinate Certificates after distributions on that date;

         o        the amount of Advances included in distributions on that date;

         o the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

         o the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

         o        the Total Loan Balance as of that date;

         o the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

         o        the number and aggregate Principal Balance of Mortgage Loans
                  (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

         o        any amount distributed to the holder of the Residual
                  Certificate; and

         o certain other information to the extent provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans; Termination of the Trust Fund

          On any Distribution Date after the date on which the Total Loan Balance is less than 10% of the Cut-off Date Balance, the holder of the Class R Certificate will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unreimbursed Servicing Advances and expenses of the Trustee and (4) any Deferred Amount not reimbursed to the Subordinate Certificates; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest thereon. If the holder of the Class R Certificate does not exercise that option, the Servicer will then have the same purchase option. If either purchase option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination").

          If the Class R Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rates of the Offered Certificates will be increased as described under "-- Distributions of Interest" herein.

The Trustee

          First Union National Bank, a national banking association, will be the Trustee under the Pooling and Servicing Agreement (the "Trustee"). The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.0095% annually (the "Trustee Fee Rate") on the Total Loan Balance. As additional compensation, the Trustee will be entitled to retain a portion of the investment income on amounts in the Certificate Account. The Trustee will be entitled to reimbursement from the Trust Fund for certain expenses before any amounts are distributed to Certificateholders. The Trustee's "Corporate Trust Office" is located at 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, or such address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

         To the extent consistent with its fiduciary obligations under the Pooling and Servicing Agreement, the Trustee intends to appoint Bankers Trust Company as its agent to perform many of the duties of the Trustee, including those of certificate registrar (the "Certificate Registrar") and paying agent (the "Paying Agent").

                        Description of the Mortgage Pool

General

          The Mortgage Pool will consist of approximately 3,632 conventional, adjustable and fixed rate, fully-amortizing and balloon Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Monthly Payment") of not more than 30 years, having a total Principal Balance as of July 1, 1999 (the "Cut-off Date") (after giving effect to Monthly Payments due on that date) of approximately $416,860,973 (the "Cut-off Date Balance"). The Mortgage Loans were originated or acquired by the originators described herein generally in accordance with the underwriting guidelines described herein. Because the underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

          The Mortgage Loans consist of adjustable rate Mortgage Loans ("Adjustable Rate Mortgage Loans") and fixed rate Mortgage Loans ("Fixed Rate Mortgage Loans").

          Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the Cut-off Date Balance.

          Generally, each Adjustable Rate Mortgage Loan provides for semi-annual adjustment of the applicable Mortgage Rate, as specified in the related Mortgage Note, based on the Index (as defined herein) and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described under "-- Adjustable Rate Mortgage Loans" herein, except that with respect to approximately 96.82% of the Adjustable Rate Mortgage Loans (the "Delayed Adjustment Mortgage Loans"), the first Mortgage Rate adjustment will occur after an initial period ranging from two to three years as described herein.

          All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from German American Capital Corporation ("GACC"), which acquired the Mortgage Loans from Long Beach Mortgage Company. See "Long Beach Mortgage Company" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein.

          Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance Hazard -- Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

          Approximately 37.05% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%. None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.

          Approximately 99.71% of the Mortgage Loans are fully amortizing. Approximately 0.29% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.

          Approximately 88.48% of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of the Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; for the majority of these Mortgage Loans, the premium amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the Mortgage Loan during any 12 month period. A prepayment premium may be waived by the Servicer under certain circumstances, as described herein.

Adjustable Rate Mortgage Loans

          The substantial majority of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment (with the remainder generally providing for annual adjustment) of the related Mortgage Rate, as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first Mortgage Rate adjustment for the Delayed Adjustment Mortgage Loans will occur after an initial period of two years, in the case of approximately 89.75% of the Adjustable Rate Mortgage Loans, and three years, in the case of approximately 7.07% of the Adjustable Rate Mortgage Loans. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the Mortgage Rate on each Adjustable Rate Mortgage Loan generally will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first Mortgage Rate adjustment with respect to a Delayed Adjustment Mortgage Loan, and will not exceed a specified maximum Mortgage Rate over the life of the Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of the Mortgage Loan (the "Minimum Rate"). The Mortgage Rate on a Delayed Adjustment Mortgage Loan generally will not increase or decrease on the first Adjustment Rate by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"). Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on any Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "-- The Index" herein. The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Index

          The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Index") and as most recently available either (1) as of the first business day a specified period of time prior to the applicable Adjustment Date, (2) as of the first business day of the month preceding the month of that Adjustment Date or (3) the last business day of the second month preceding the month in which that Adjustment Date occurs, as specified in the related Mortgage Note.

          In the event that the Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

          The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates. The Cut-off Date Balance will not be increased or decreased by more than 5%.

         Number of Mortgage Loans........................  3,632
         Initial Pool Balance............................  $416,860,973
         Mortgage Rates:
              Weighted Average...........................  9.77%
              Range......................................  6.99% to 14.35%
         Weighted Average Remaining Term to Maturity
         (in months).....................................  356

          The Principal Balances of the Mortgage Loans as of the Cut-off Date range from approximately $11,996 to approximately $518,500. The Mortgage Loans have an average Principal Balance of approximately $114,775.

          The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 77.51%.

          No more than approximately 0.60% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          With respect to approximately 1.21% of the Mortgage Loans, the first Monthly Payment is on September 1, 1999.

          The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Fixed Rate Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


           Cut-Off Date Principal Balances - Fixed Rate Mortgage Loans

                                                                                                     Percentage of
                                                                                                     Mortgage Loans
         Range of                            Number of                   Total                         by Total
Principal Balances ($)                    Mortgage Loans           Principal Balance               Principal Balance
           1 to 100,000............             676                     $37,080,526                     47.46%
100,001 to 200,000.................             180                      24,168,303                     30.93
200,001 to 250,000.................              25                       5,426,115                      6.95
250,001 to 300,000.................              12                       3,392,096                      4.34
300,001 to 350,000.................               6                       1,942,727                      2.49
350,001 to 400,000.................               8                       2,989,089                      3.83
400,001 to 650,000.................               7                       3,128,876                      4.00
       Total.......................             914                     $78,127,733                    100.00%


        The average Cut-off Date Principal Balance is approximately $85,478.92.


                Loan-to-Value Ratios - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
          Range of Original                  Number of                    Total                       by Total
      Loan-to-Value Ratios (%)             Mortgage Loans          Principal Balance             Principal Balance

10.01 to   60.00...................             147                    $  9,898,429                     12.67%
60.01 to   70.00...................             177                      13,073,950                     16.73
70.01 to   80.00...................             379                      32,110,243                     41.10
80.01 to   85.00...................             171                      17,899,860                     22.91
85.01 to   90.00...................              40                       5,145,251                      6.59
       Total.......................             914                     $78,127,733                    100.00%

         The weighted average original Loan-to-Value Ratio is approximately 74.79%.


                                    Mortgage Rates - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
              Range of                       Number of                   Total                        by Total
          Mortgage Rates(%)                Mortgage Loans          Principal Balance             Principal Balance

  7.001 to   7.500.................               1                    $    128,741                      0.16%
  7.501 to   8.000.................              15                       2,204,857                      2.82
  8.001 to   8.500.................              52                       6,601,340                      8.45
  8.501 to   9.000.................              97                      10,094,635                     12.92
  9.001 to   9.500.................              94                      10,538,547                     13.49
  9.501 to 10.000..................             163                      15,109,312                     19.34
10.001 to 10.500...................             102                       8,133,130                     10.41
10.501 to 11.000...................             128                       9,886,443                     12.65
11.001 to 11.500...................              77                       5,574,108                      7.13
11.501 to 12.000...................              79                       4,446,057                      5.69
12.001 to 12.500...................              43                       2,429,570                      3.11
12.501 to 13.000...................              33                       1,564,158                      2.00
13.001 to 13.500...................              23                         973,126                      1.25
13.501 to 14.000...................               5                         345,547                      0.44
14.001 to 14.500...................               2                          98,163                      0.13
       Total.......................             914                     $78,127,733                    100.00%

         The weighted average Mortgage Rate is approximately 10.091% per annum.


                                      Loan Types - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
              Loan Type                   Mortgage Loans           Principal Balance             Principal Balance

Fully Amortizing...................             906                     $76,912,963                     98.45%
Balloon............................               8                       1,214,769                      1.55
       Total.......................             914                     $78,127,733                    100.00%


             Original Terms to Maturity - Fixed Rate Mortgage Loans

                                                                                                     Percentage of
                                                                                                     Mortgage Loans
                                             Number of                   Total                          by Total
    Range of Maturities (months)          Mortgage Loans           Principal Balance               Principal Balance

109 to 120.........................               9                   $     554,577                      0.71%
169 to 180.........................             103                       6,721,055                      8.60
229 to 240.........................              22                       1,547,154                      1.98
349 to 360.........................             780                      69,304,946                     88.71
       Total.......................             914                     $78,127,733                    100.00%

         The weighted average original term to maturity is approximately 340 months.


             Remaining Terms to Maturity - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
      Remaining Term to                      Number of                   Total                        by Total
      Maturity (months)                   Mortgage Loans           Principal Balance             Principal Balance

  61 to 120........................               9                   $     554,577                      0.71%
121 to 180.........................             103                       6,721,055                      8.60
181 to 240.........................              22                       1,547,154                      1.98
301 to 360.........................             780                      69,304,946                     88.71
       Total.......................             914                     $78,127,733                    100.00%

          The weighted average remaining term to maturity of the fully amortizing Fixed Rate Mortgage Loans is approximately 340 months.

               Geographic Distribution - Fixed Rate Mortgage Loans

                                                                                                     Percentage of
                                                                                                      Mortgage Loans
                                             Number of                   Total                         by Total
                State                     Mortgage Loans           Principal Balance               Principal Balance

Alabama............................              21                    $    717,194                      0.92%
Arizona............................              10                         578,224                      0.74
Arkansas...........................               4                         110,429                      0.14
California.........................             149                      16,577,667                     21.22
Colorado...........................              35                       3,180,994                      4.07
Connecticut........................               4                         378,444                      0.48
District of Columbia...............               2                         150,000                      0.19
Florida............................              85                       5,995,732                      7.67
Georgia............................               6                         435,698                      0.56
Hawaii.............................              28                       4,358,358                      5.58
Idaho..............................               5                         276,572                      0.35
Illinois...........................              27                       2,532,084                      3.24
Indiana............................              22                       1,399,524                      1.79
Iowa...............................               9                         519,858                      0.67
Kentucky...........................               2                         106,655                      0.14
Louisiana..........................              45                       2,657,845                      3.40
Maine..............................               3                         178,951                      0.23
Maryland...........................               5                         336,987                      0.43
Massachusetts......................               4                         798,457                      1.02
Michigan...........................              36                       2,639,172                      3.38
Minnesota..........................              14                       1,123,732                      1.44
Mississippi........................              12                         780,218                      1.00
Missouri...........................              19                       1,074,584                      1.38
Montana............................               4                         280,832                      0.36
Nebraska...........................              10                         568,890                      0.73
New Hampshire......................               6                         723,792                      0.93
New Jersey.........................               9                       1,117,255                      1.43
New Mexico.........................               2                          95,575                      0.12
New York...........................              73                       9,864,965                     12.63
North Carolina.....................               7                         610,772                      0.78
Ohio...............................              27                       1,763,432                      2.26
Oklahoma...........................              22                         968,111                      1.24
Oregon.............................              19                       1,877,619                      2.40
Pennsylvania.......................              17                       1,391,621                      1.78
South Carolina.....................              13                         678,335                      0.87
South Dakota.......................               2                          89,510                      0.11
Tennessee..........................              16                         929,762                      1.19
Texas..............................             111                       7,893,317                     10.10
Utah...............................               6                         614,739                      0.79
Vermont............................               1                         100,000                      0.13
Virginia...........................               3                         223,142                      0.29
Washington.........................              12                       1,011,341                      1.29
Wisconsin..........................               2                          96,725                      0.12
Wyoming............................               3                         216,230                      0.28
Other..............................              2                          104,390                      0.13
       Total.......................             914                     $78,127,733                    100.00%


                   Property Types - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
            Property Type                 Mortgage Loans           Principal Balance             Principal Balance

Single Family......................             759                     $65,136,840                     83.37%
Two- to Four-Family................              47                       4,547,962                      5.82
Planned Unit Development...........              26                       2,772,698                      3.55
Condominium........................              57                       4,219,328                      5.40
Townhouse..........................               3                         191,187                      0.24
Manufactured Housing...............              22                       1,259,717                      1.61
       Total.......................             914                     $78,127,733                    100.00%


                    Loan Purposes - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
            Loan Purpose                  Mortgage Loans           Principal Balance             Principal Balance

Purchase...........................             269                     $21,418,539                     27.41%
Rate/Term Refinance................             167                      16,634,646                     21.29
Cash Out Refinance.................             478                      40,074,547                     51.29
       Total.......................             914                     $78,127,733                    100.00%


                  Occupancy Status - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
          Occupancy Status                Mortgage Loans           Principal Balance             Principal Balance

Primary Home.......................             773                     $69,897,689                     89.47%
Second Home........................               9                         519,557                      0.67
Investment.........................             132                       7,710,486                      9.87
       Total.......................             914                     $78,127,733                    100.00%


                 Documentation Types - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
         Documentation Type               Mortgage Loans           Principal Balance             Principal Balance

Full Documentation.................             721                     $62,012,515                     79.37%
Fast Trac..........................              36                       3,766,048                      4.82
Stated Income......................             157                      12,349,169                     15.81
       Total.......................             914                     $78,127,733                    100.00%


                                   Credit Grades - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
            Credit Grade                  Mortgage Loans           Principal Balance             Principal Balance

A1.................................             149                     $13,467,413                     17.24%
A2.................................             286                      29,589,024                     37.87
A3.................................               3                         184,000                      0.24
A4.................................              43                       3,814,981                      4.88
A5.................................              18                       2,060,221                      2.64
B..................................             118                      10,646,792                     13.63
B-.................................             103                       7,595,562                      9.72
C..................................             144                       7,732,579                      9.90
D..................................              50                       3,037,161                      3.89
       Total.......................             914                     $78,127,733                    100.00%


                          Prepayment Penalties - Fixed Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
         Prepayment Penalty               Mortgage Loans           Principal Balance             Principal Balance

6 Months' Interest(1)..............             553                     $51,965,873                     66.51%
2 Months' Interest.................               5                         294,513                      0.38
1% of Remaining Balance(2).........              27                       1,763,432                      2.26
2% of Remaining Balance(3).........              19                       1,074,584                      1.38
1% of Prepayment Amount(4).........              35                       2,599,172                      3.33
State Specific.....................             104                       7,261,749                      9.29
No Prepayment Penalty..............             171                      13,168,409                     16.85
       Total.......................             914                     $78,127,733                    100.00%
------------

(1) The premium amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the Mortgage Loan during any 12 month period.

(2) The premium amount is equal to 1% of the remaining principal balance of the Mortgage Loan after prepayment.

(3) The premium amount is equal to 2% of the remaining principal balance of the Mortgage Loan after prepayment.

(4) The premium amount is equal to 1% of any amounts prepaid in excess of 20% of the original principal balance of the Mortgage Loan during any 12 month period.



         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Adjustable Rate Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


        Cut-Off Date Principal Balances - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
         Range of                            Number of                   Total                        by Total
Principal Balances ($)                    Mortgage Loans           Principal Balance               Principal Balance

           1 to 100,000............           1,346                   $  86,523,559                     25.54%
100,001 to 200,000.................             967                     133,158,624                     39.31
200,001 to 250,000.................             158                      35,309,952                     10.42
250,001 to 300,000.................             108                      29,484,854                      8.70
300,001 to 350,000.................              51                      16,676,445                      4.92
350,001 to 400,000.................              36                      13,487,101                      3.98
400,001 to 650,000.................              52                      24,092,705                      7.11
       Total.......................           2,718                    $338,733,240                    100.00%

     The average Cut-off Date Principal Balance is approximately $124,625.92.


              Loan-to-Value Ratios - Adjustable Rate Mortgage Loans

                                                                                                   Percentage of
                                                                                                   Mortgage Loans
          Range of Original                  Number of                    Total                       by Total
      Loan-to-Value Ratios (%)             Mortgage Loans          Principal Balance             Principal Balance

10.01 to   60.00...................             179                   $  18,423,312                      5.44%
60.01 to   70.00...................             372                      39,715,749                     11.72
70.01 to   80.00...................           1,246                     149,211,868                     44.05
80.01 to   85.00...................             749                     104,051,050                     30.72
85.01 to   90.00...................             172                      27,331,262                      8.07
       Total.......................           2,718                    $338,733,240                    100.00%

         The weighted average original Loan-to-Value Ratio is approximately
78.14%.


                Mortgage Rates* - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
              Range of                       Number of                   Total                        by Total
          Mortgage Rates(%)                Mortgage Loans          Principal Balance             Principal Balance

  6.501 to   7.000.................               1                 $        71,941                      0.02%
  7.001 to   7.500.................               8                       2,418,591                      0.71
  7.501 to   8.000.................              77                      14,602,479                      4.31
  8.001 to   8.500.................             137                      24,778,991                      7.32
  8.501 to   9.000.................             370                      57,631,266                     17.01
  9.001 to   9.500.................             425                      61,492,495                     18.15
  9.501 to 10.000..................             633                      78,900,525                     23.29
10.001 to 10.500...................             398                      41,852,218                     12.36
10.501 to 11.000...................             324                      31,088,431                      9.18
11.001 to 11.500...................             142                      11,516,173                      3.40
11.501 to 12.000...................             137                      10,007,552                      2.95
12.001 to 12.500...................              55                       3,884,210                      1.15
12.501 to 13.000...................               8                         328,468                      0.10
13.001 to 13.500...................               2                         117,650                      0.03
13.501 to 14.000...................               1                          42,250                      0.01
       Total.......................           2,718                    $338,733,240                    100.00%
---------

*    Reflects current Mortgage Rates.

         The weighted average Mortgage Rate is approximately 9.699% per annum.


                   Loan Types - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
              Loan Type                   Mortgage Loans           Principal Balance             Principal Balance

Fully Amortizing...................           2,718                    $338,733,240                    100.00%
       Total.......................           2,718                    $338,733,240                    100.00%



           Original Terms to Maturity - Adjustable Rate Mortgage Loans


                                                                                                     Percentage of
                                                                                                     Mortgage Loans
                                             Number of                   Total                          by Total
    Range of Maturities (months)          Mortgage Loans           Principal Balance               Principal Balance

169 to 180.........................               4                 $       179,894                      0.05%
349 to 360.........................           2,714                     338,553,346                     99.95
       Total.......................           2,718                    $338,733,240                    100.00%

         The weighted average original term to maturity is approximately 360 months.


          Remaining Terms to Maturity - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
      Remaining Term to                      Number of                   Total                        by Total
      Maturity (months)                   Mortgage Loans           Principal Balance             Principal Balance

121 to 180.........................               4                 $       179,894                      0.05%
181 to 240.........................               1                          64,613                      0.02
301 to 360.........................           2,713                     338,488,733                     99.93
       Total.......................           2,718                    $338,733,240                    100.00%

         The weighted average remaining term to maturity of the Adjustable Rate Mortgage Loans is approximately 359 months.

            Geographic Distribution - Adjustable Rate Mortgage Loans


                                                                                                    Percentgage of
                                                                                                    Mortgage Loans
                                             Number of                   Total                         by Total
                State                     Mortgage Loans           Principal Balance               Principal Balance

Alabama............................              13                  $    1,092,203                      0.32%
Alaska.............................               5                         584,263                      0.17
Arizona............................              24                       2,399,690                      0.71
California.........................             709                     126,088,753                     37.22
Colorado...........................             263                      33,691,770                      9.95
Connecticut........................               6                       1,100,095                      0.32
District of Columbia...............               3                         270,491                      0.08
Florida............................              81                       7,329,504                      2.16
Georgia............................               7                       1,034,230                      0.31
Hawaii.............................              29                       4,584,942                      1.35
Idaho..............................              31                       2,430,367                      0.72
Illinois...........................              90                      10,765,395                      3.18
Indiana............................              52                       3,896,232                      1.15
Iowa...............................              38                       2,016,478                      0.60
Kansas.............................              18                       1,520,011                      0.45
Louisiana..........................              23                       1,713,309                      0.51
Maine..............................              14                       1,241,474                      0.37
Maryland...........................              14                       1,886,975                      0.56
Massachusetts......................              48                       6,950,869                      2.05
Michigan...........................             174                      17,590,838                      5.19
Minnesota..........................             123                      12,335,207                      3.64
Mississippi........................               2                         270,629                      0.08
Missouri...........................              54                       2,857,028                      0.84
Montana............................               5                         555,737                      0.16
Nebraska...........................              44                       3,633,352                      1.07
Nevada.............................              85                       9,498,298                      2.80
New Hampshire......................               4                         419,200                      0.12
New Jersey.........................              30                       4,761,438                      1.41
New Mexico.........................              19                       1,940,374                      0.57
New York...........................              56                       7,327,072                      2.16
North Carolina.....................              26                       2,332,396                      0.69
Ohio...............................              65                       4,491,717                      1.33
Oklahoma...........................              14                         781,718                      0.23
Oregon.............................              95                      11,530,464                      3.40
Pennsylvania.......................              22                       2,363,805                      0.70
South Carolina.....................              18                       1,244,994                      0.37
South Dakota.......................               5                         300,617                      0.09
Tennessee..........................              10                         705,020                      0.21
Texas..............................             183                      18,142,106                      5.36
Utah...............................              84                       9,119,618                      2.69
Virginia...........................              15                       1,610,951                      0.48
Washington.........................              83                      11,758,264                      3.47
Wisconsin..........................              10                       1,070,076                      0.32
Wyoming............................              12                         794,222                      0.23
Other..............................              12                         701,048                      0.21
       Total.......................           2,718                    $338,733,240                    100.00%


                 Property Types - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
            Property Type                 Mortgage Loans           Principal Balance             Principal Balance

Single Family......................           2,231                    $276,080,986                     81.50%
Two- to Four-Family................              92                      11,142,405                      3.29
Planned Unit Development...........             138                      23,865,440                      7.05
Condominium........................             179                      20,531,734                      6.06
Townhouse..........................               4                         598,030                      0.18
Manufactured Housing...............              74                       6,514,645                      1.92
       Total.......................           2,718                    $338,733,240                    100.00%


                           Loan Purposes - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
            Loan Purpose                  Mortgage Loans           Principal Balance             Principal Balance

Purchase...........................           1,323                    $155,501,068                     45.91%
Rate/Term Refinance................             481                      64,660,074                     19.09
Cash Out Refinance.................             914                     118,572,098                     35.00
       Total.......................           2,718                    $338,733,240                    100.00%


                Occupancy Status - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
          Occupancy Status                Mortgage Loans           Principal Balance             Principal Balance

Primary Home.......................           2,496                    $317,929,600                     93.86%
Second Home........................              18                       2,944,243                      0.87
Investment.........................             204                      17,859,397                      5.27
       Total.......................           2,718                    $338,733,240                    100.00%


              Documentation Types - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
         Documentation Type               Mortgage Loans           Principal Balance             Principal Balance

Full Documentation.................           2,187                    $267,848,060                     79.07%
Fast Trac..........................             127                      20,674,693                      6.10
Stated Income......................             404                      50,210,487                     14.82
       Total.......................           2,718                    $338,733,240                    100.00%



                 Credit Grades - Adjustable Rate Mortgage Loans



                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
            Credit Grade                  Mortgage Loans           Principal Balance             Principal Balance

A1.................................             359                   $  45,669,994                     13.48%
A2.................................             862                     127,164,820                     37.54
A3.................................              11                       2,504,900                      0.74
A4.................................              82                      11,624,977                      3.43
A5.................................              32                       4,763,773                      1.41
B..................................             415                      49,859,522                     14.72
B-.................................             398                      45,865,628                     13.54
C..................................             403                      36,006,432                     10.63
D..................................             156                      15,273,193                      4.51
       Total.......................           2,718                    $338,733,240                    100.00%


                     Prepayment Penalties - Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
         Prepayment Penalty               Mortgage Loans           Principal Balance             Principal Balance

6 Months' Interest(1)..............           1,978                    $260,496,350                     76.90%
1% of Remaining Prepayment Amount(2)            163                      16,209,196                      4.79
State Specific.....................             281                      27,170,445                      8.02
No Prepayment Penalty..............             296                      34,857,249                     10.29
       Total.......................           2,718                    $338,733,240                    100.00%
------------
(1)  The premium amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the Mortgage Loan during any 12 month period.

(2)  The premium amount is equal to 1% of any amounts prepaid in excess of 20% of the original principal balance of the Mortgage Loan during any 12 month period.


                        Maximum Rates of the Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
       Range of                              Number of                    Total                       by Total
   Maximum Rates (%)                       Mortgage Loans           Principal Balance             Principal Balance

12.501 to 13.000.................                 1                  $       71,941                      0.02%
13.001 to 13.500...................               8                       2,418,591                      0.71
13.501 to 14.000...................              77                      14,602,479                      4.31
14.001 to 14.500...................             132                      24,212,513                      7.15
14.501 to 15.000...................             368                      57,346,275                     16.93
15.001 to 15.500...................             428                      61,385,018                     18.12
15.501 to 16.000...................             629                      78,218,885                     23.09
16.001 to 16.500...................             396                      42,082,745                     12.42
16.501 to 17.000...................             323                      31,603,247                      9.33
17.001 to 17.500...................             147                      12,120,660                      3.58
17.501 to 18.000...................             143                      10,298,309                      3.04
18.001 to 18.500...................              54                       3,823,533                      1.13
18.501 to 19.000...................               8                         328,468                      0.10
19.001 to 19.500...................               3                         178,327                      0.05
19.501 to 20.000...................               1                          42,250                      0.01
       Total.......................           2,718                    $338,733,240                    100.00%

         The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 15.709% per annum.


                     Minimum Rates of the Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
       Range of                              Number of                   Total                        by Total
   Minimum Rates (%)                      Mortgage Loans           Principal Balance             Principal Balance

  6.501 to   7.000.................               1                 $        71,941                      0.02%
  7.001 to   7.500.................               8                       2,418,591                      0.71
  7.501 to   8.000.................              77                      14,602,479                      4.31
  8.001 to   8.500.................             137                      24,778,991                      7.32
  8.501 to   9.000.................             370                      57,631,266                     17.01
  9.001 to   9.500.................             425                      61,492,495                     18.15
  9.501 to 10.000..................             633                      78,900,525                     23.29
10.001 to 10.500...................             398                      41,852,218                     12.36
10.501 to 11.000...................             324                      31,088,431                      9.18
11.001 to 11.500...................             142                      11,516,173                      3.40
11.501 to 12.000...................             137                      10,007,552                      2.95
12.001 to 12.500...................              55                       3,884,210                      1.15
12.501 to 13.000...................               8                         328,468                      0.10
13.001 to 13.500...................               2                         117,650                      0.03
13.501 to 14.000...................               1                          42,250                      0.01
       Total.......................           2,718                    $338,733,240                    100.00%

          The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.699% per annum.

              Gross Margins of the Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
Range of Gross Margins (%)                Mortgage Loans           Principal Balance             Principal Balance

4.001 to 4.250.....................               2                 $       178,989                      0.05%
4.501 to 4.750.....................               2                         170,650                      0.05
4.751 to 5.000.....................               6                       1,029,340                      0.30
5.001 to 5.250.....................               7                         925,568                      0.27
5.251 to 5.500.....................              46                       5,996,949                      1.77
5.501 to 5.750.....................              23                       4,948,557                      1.46
5.751 to 6.000.....................             336                      43,005,992                     12.70
6.001 to 6.250.....................             284                      31,292,653                      9.24
6.251 to 6.500.....................             159                      16,544,695                      4.88
6.501 to 6.750.....................              67                       7,250,995                      2.14
6.751 to 7.000.....................           1,761                     224,763,693                     66.35
7.001 to 7.250.....................              12                       1,489,492                      0.44
7.251 to 7.500.....................               7                         604,581                      0.18
7.501 to 7.750.....................               5                         470,409                      0.14
8.251 to 8.500.....................               1                          60,677                      0.02
       Total.......................           2,718                    $338,733,240                    100.00%

          The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 6.706% per annum.


           Next Adjustment Date of the Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
Next Adjustment Date                      Mortgage Loans           Principal Balance             Principal Balance

October 1999.......................               1                $         82,349                      0.02%
November 1999......................               1                         407,580                      0.12
December 1999......................              36                       6,184,640                      1.83
January 2000.......................              26                       4,117,214                      1.22
December 2000......................               1                          64,746                      0.02
March 2001.........................               7                       1,082,054                      0.32
April 2001.........................              21                       2,874,385                      0.85
May 2001...........................              37                       4,161,198                      1.23
June 2001..........................             922                     114,828,283                     33.90
July 2001..........................           1,428                     177,903,675                     52.52
August 2001........................              39                       3,090,620                      0.91
April 2002.........................               1                         209,662                      0.06
May 2002...........................               9                       1,011,704                      0.30
June 2002..........................              81                       9,468,102                      2.80
July 2002..........................             106                      13,071,278                      3.86
August 2002........................               2                         175,750                      0.05
       Total.......................           2,718                    $338,733,240                    100.00%

               Initial Fixed Term/Subsequent Adjustable Rate Term
                      of the Adjustable Rate Mortgage Loans


                                                                                                     Percentage of
                                                                                                     Mortgage Loans
    Initial Fixed Term/Subsequent            Number of                   Total                         by Total
        Adjustable Rate Term              Mortgage Loans           Principal Balance               Principal Balance

Two Years/Twenty-Eight Years......            2,455                    $304,004,961                     89.75%
Three Years/Twenty-Seven
    Years..........................             199                      23,936,496                      7.07
No Delayed Adjustment..............              64                      10,791,783                      3.19
       Total.......................           2,718                    $338,733,240                    100.00%


                      Periodic Caps of the Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                  Total                         by Total
          Periodic Cap (%)                Mortgage Loans          Principal Balance              Principal Balance

1.000.............................            2,718                    $338,733,240                    100.00%
       Total.......................           2,718                    $338,733,240                    100.00%


               Initial Caps of the Adjustable Rate Mortgage Loans


                                                                                                   Percentage of
                                                                                                   Mortgage Loans
                                             Number of                   Total                        by Total
           Initial Cap (%)                Mortgage Loans           Principal Balance             Principal Balance

1.000..............................           2,511                    $313,960,169                     92.69%
1.500..............................               1                          93,478                      0.03
2.000..............................               2                         173,513                      0.05
3.000..............................             204                      24,506,081                      7.23
       Total.......................           2,718                    $338,733,240                    100.00%


                             Additional Information

          The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth herein under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                           Long Beach Mortgage Company

          The information in this section has been provided by Long Beach Mortgage Company. None of the Depositor, GACC, the Trustee, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

          Long Beach Mortgage Company, a Delaware corporation ("Long Beach" or the "Servicer"), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling sub-prime mortgage loans secured by one- to four-family residences. Long Beach began originating sub-prime mortgage loans in 1988 as a division of Long Beach Bank, F.S.B. To gain greater operating flexibility and improve its ability to compete against other financial services companies, in October 1994, Long Beach Bank, F.S.B. ceased operations, voluntarily surrendered its federal thrift charter and transferred its mortgage banking business to a new Delaware corporation called Long Beach Mortgage Company ("Old Long Beach").

          In May 1997, Old Long Beach completed a reorganization (the "Reorganization") of its business operations by transferring to its wholly-owned subsidiary, Long Beach Financial Corporation ("LBFC"), the assets and personnel related to Old Long Beach's broker-sourced mortgage lending and loan sales operations and approximately $40 million in cash. The assets received from Old Long Beach by LBFC were then transferred to Long Beach, a wholly-owned subsidiary of LBFC. Immediately following the Reorganization, Long Beach continued the activities previously conducted by the broker-sourced and loan sales divisions of Old Long Beach. LBFC is a publicly-traded company based in Orange, California.

          In May 1999, Washington Mutual, Inc. ("Washington Mutual"), a publicly traded financial services company headquartered in Seattle, Washington, agreed to purchase LBFC. Long Beach anticipates that following the completion of the sale, it will continue to operate under the name Long Beach Mortgage Company with its current management team and employee group, as a subsidiary of Washington Mutual. The transaction is subject to LBFC shareholder approval and certain regulatory approvals and filings.

          Substantially all of the loans originated by Long Beach while it operated as a division of Old Long Beach were serviced by the servicing division of Old Long Beach. Following the Reorganization, loans originated by Long Beach were master serviced by Long Beach and directly serviced by another entity. In November 1998, Long Beach began directly servicing loans and Long Beach will directly service all of the Mortgage Loans.

          Long Beach is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

          Long Beach originates real estate loans through its network of offices and loan origination centers. Long Beach also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases Long Beach's whole loan sale agreements provide for the transfer of servicing rights.

          Long Beach's primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Long Beach's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

          The following table summarizes Long Beach's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Long Beach from other loan originators.


                                             Year Ended December 31                      Three Months Ended March 31
                      1994(1)      1995(1)       1996(1)      1997(1)        1998            1998            1999
                                         (Dollars in thousands)                            (Dollars in thousands)
Originated and
purchased......       $565,547     $592,542     $1,058,122   $1,685,742   $2,575,965       $491,058        $752,254
-------------------
Sales..........       $562,054     $580,366     $1,029,789   $1,679,522   $2,521,606       $482,444        $742,004
------------
(1) Reflects activity of the broker-sourced business of Old Long Beach up to May
1997.

Loan Servicing

          The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults. The Servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer's financial statements conducted by its independent accountants.

Underwriting Guidelines

          The Mortgage Loans were originated generally in accordance with guidelines (the "Long Beach Underwriting Guidelines") established by Long Beach under the "Full Documentation," "Fast Trac" or "Stated Income" residential loan programs (the "Long Beach Underwriting Programs"). The Long Beach Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, Long Beach may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

          Under the Long Beach Underwriting Programs, during the underwriting process, Long Beach or the originator for Long Beach reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac residential loan programs), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Long Beach Underwriting Guidelines. The Long Beach Underwriting Guidelines are applied in accordance with a procedure that complies with applicable federal and state laws and regulations and requires (1) an appraisal of the mortgaged property which generally conforms to Freddie Mac and Fannie Mae standards and
(2) a review of the appraisal, which review may be conducted by a representative of Long Beach or a staff appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgage loan, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Long Beach Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 90%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness and debt service-to-income ratio of the borrower and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second deeds of trust subordinate to Long Beach's first deed of trust, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

          All of the mortgage loans originated in the Long Beach Underwriting Programs are based on loan application packages submitted through mortgage brokerage companies or Long Beach's retail branches, or are purchased from approved originators pursuant to the Long Beach Underwriting Guidelines. Loan application packages submitted through mortgage brokerage companies, containing credit, property and underwriting information, are compiled by the applicable mortgage brokerage company and submitted to Long Beach for approval and funding. The mortgage brokerage company receives a portion of the loan origination fee charged to the borrower at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by Long Beach.

          Each prospective borrower completes an application that includes information about the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Long Beach obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to Long Beach or the originator for Long Beach a letter explaining all late payments on mortgage debt and, generally, consumer (non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, Long Beach reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, Long Beach reverifies the income of each borrower or, for a self-employed individual, reviews the income documentation obtained pursuant to the Long Beach Underwriting Guidelines (except under the Stated Income program). Long Beach generally verifies the source of funds for the down payment.

          Mortgaged properties that are to secure mortgage loans underwritten under the Long Beach Underwriting Programs are appraised by qualified independent appraisers who are approved by Long Beach's internal valuation managers. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans in the Long Beach Underwriting Programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of Long Beach or a staff appraiser before the loan is funded.

          The Long Beach Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the Long Beach Underwriting Programs generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Long Beach Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

          Under the Fast Trac and Stated Income residential loan programs, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Verification of employment is required for salaried borrowers only. Maximum loan-to-value ratios are generally lower under the Fast Trac and Stated Income residential loan programs than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full Documentation residential loan program apply to the Fast Trac and Stated Income residential loan programs.

          Long Beach requires title insurance for all mortgage loans in the Long Beach Underwriting Programs. Long Beach also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less.

          Risk Categories. Under the Long Beach Underwriting Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach Underwriting Programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in these categories.

          The Long Beach Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

          o Credit Grade "A". Under the "A" risk categories, the applicant generally must have repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is good. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two- to four-units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two- to four-units. Generally, the debt service-to-income ratio maximum may be 47%, but this may be increased to 55% based on the borrower's net disposable income if the loan-to-value ratio is less than or equal to 85%.

               o Credit Grade "A1." Under the "A1" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the Long Beach lien or any mortgage on any other property for which the applicant is listed as borrower. In addition, the applicant must have a credit score of 620 or higher and a debt service-to-income ratio of 45% or less.

               o Credit Grade "A2." Under the "A2" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the Long Beach lien or any mortgage on any other property for which the applicant is listed as borrower.

               o Credit Grade "A3." Under the "A3" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan on the property which is being made subject to the Long Beach lien.

               o Credit Grade "A4." Under the "A4" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of one 30-day late payment and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, either on the property which is being made subject to the Long Beach lien or any mortgage on any other property for which the applicant is listed as borrower.

               o Credit Grade "A5." Under the "A5" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of two 30-day late payments and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, either on the property which is being made subject to the Long Beach lien or any mortgage on any other property for which the applicant is listed as borrower.

              o Credit Grade "B". Under the "B" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. One to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is good. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the borrower's net disposable income and/or loan-to-value ratio.

              o Credit Grade "B-". Under the "B-" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 60-day late payment within the last 12 months, and no payments delinquent more than 30 days at the time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy filings may have occurred during the preceding eighteen months and no discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 75% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

              o Credit Grade "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day late payments and one 90-day late payment, or three 60-day late payments and no 90-day late payments, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

              o Credit Grade "D". Under the "D" risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy, have a notice of default or foreclosure with a reasonable explanation including why the problem no longer exists. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 65% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

Servicing Practices and Experience

          In general, when a borrower fails to make a required payment on a residential mortgage loan, Long Beach attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases deficiencies are cured promptly. Pursuant to Long Beach's customary procedures for residential mortgage loans serviced by it for its own account, Long Beach generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Long Beach. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

          The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:



                                                                 Three Months Ended              Year Ended
                                                                   March 31, 1999             December 31, 1998
                                                                             (Dollars in thousands)
Total Outstanding Principal Balance.....................             $1,824,137                     $546,581
Number of Loans.........................................                 16,101                        4,865
Delinquency
Period of Delinquency:
31-60 Days
         Principal Balance..............................                $26,705                         $312
         Number of Loans................................                    238                            2
         Delinquency as a Percentage of Total Outstanding
         Principal Balance..............................                  1.46%                        0.06%
         Delinquency as a Percentage of
         Number of Loans................................                  1.48%                        0.04%
61-90 Days
         Principal Balance..............................                $11,438                         --
         Number of Loans................................                    108                         --
         Delinquency as a Percentage of Total Outstanding
         Principal Balance..............................                  0.63%                        0.00%
         Delinquency as a Percentage of
         Number of Loans................................                  0.67%                        0.00%
91 Days or More
         Principal Balance..............................                $27,393                       $7,695
         Number of Loans................................                    264                           97
         Delinquency as a Percentage of Total Outstanding
         Principal Balance..............................                  1.50%                        1.41%
         Delinquency as a Percentage of
         Number of Loans................................                  1.64%                        1.99%
Total Delinquencies:
         Principal Balance..............................                $65,536                       $8,007
         Number of Loans................................                    610                           99
         Delinquency as a Percentage of Total Outstanding
         Principal Balance..............................                  3.59%                        1.46%
         Delinquency as a Percentage of
         Number of Loans................................                  3.79%                        2.03%
Foreclosures Pending(1)
         Principal Balance..............................                $27,354                       $7,597
         Number of Loans................................                    268                           96
         Foreclosures Pending as a
           Percentage of total Outstanding
           Principal Balance............................                  1.50%                        1.39%
         Foreclosures Pending as a
           Percentage of Number of Loans................                  1.66%                        1.97%
Net Loan Losses (for the Period)(2).....................                   $397                         $928
Net Loan Losses (as a Percentage of
   Total Outstanding Principal Balance).................                  0.02%                        0.17%

----------------
(1) Includes mortgage loans that are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.
(2) Net Loan Losses are calculated for mortgage loans conveyed to REMIC trust funds as the total of the net loan loss for all of those mortgage loans liquidated during the period indicated. The net loan loss for any of those mortgage loans are equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of that mortgage loan. The majority of residential mortgage loans serviced by the Servicer have been conveyed to REMIC trust funds.

          As of March 31, 1999, 41 one- to four-family residential properties relating to mortgage loans in the Servicer's servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

          There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer's mortgage portfolio set forth in the table above. The statistics shown above represent the delinquency and loss experience for the Servicer's total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund. The Servicer's portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on Long Beach Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table. If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.

          The delinquency and loss experience percentages set forth in the table above are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by the Servicer has increased from $546,581 at December 31, 1998 to $1,824,137 at March 31, 1999, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher, and could be substantially higher. The actual delinquency, foreclosure and loss rates with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change.


                       The Pooling and Servicing Agreement

General

          The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of the Cut-off Date among the Depositor, the Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the office of the Certificate Registrar. Bankers Trust Company will serve as Certificate Registrar and Paying Agent.

Assignment of Mortgage Loans

          The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

          The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

          As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the "Custodian") in accordance with the Pooling and Servicing Agreement:

          o the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

          o the original Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording);

          o an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any;

          o the policies of title insurance issued (or the original commitment for title insurance) with respect to each Mortgage Loan; and

          o    any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording after the Closing Date in accordance with the Pooling and Servicing Agreement.

          Under the terms of the agreements (the "Mortgage Loan Purchase Agreements") pursuant to which GACC purchased the Mortgage Loans from Long Beach and the Depositor purchased the Mortgage Loans from GACC, the Custodian has conducted an initial review of the mortgage loan documents and has notified the Depositor, GACC and Long Beach as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, Long Beach will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance thereof plus accrued interest thereon (the "Repurchase Price") or, in certain circumstances, to substitute another mortgage loan.

          Long Beach has made to GACC and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." GACC's and the Depositor's rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders, Long Beach will be obligated, within 90 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in certain circumstances, to substitute another mortgage loan.

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by Long Beach and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

Voting Rights

          Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

General Servicing Provisions

          The Mortgage Loans will be serviced by Long Beach in accordance with the provisions of the Pooling and Servicing Agreement.

         The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices. See "Long Beach Mortgage Company -- Servicing Practices and Experience" herein. The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt thereof in a separate account in the name of the Trustee (the "Collection Account"). On the 24th day of each month, or if that date is not a Business Day, on the immediately preceding Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amounts to a separate account maintained by the Trustee for the benefit of the Certificateholders (the "Certificate Account").

          The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

          The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.

Prepayment Interest Shortfalls

          When a borrower prepays a Mortgage Loan in full between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will be applied as of the date of receipt. Prepayment Interest Shortfalls resulting from prepayments in full or in part, to the extent not offset by Prepayment Interest Excess, is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.

Advances

          The Servicer will be obligated to make advances ("Advances") with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans. These reimbursements may result in Realized Losses.

          The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Servicing Advances

          The Servicer will be required to advance its own funds for certain purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings. Advances for these and similar purposes are referred to as "Servicing Advances." The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments thereon, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, or if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans. The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer's judgment, making that Servicing Advance is in the best interests of the Certificateholders.

Collection of Taxes and Insurance Premiums

          The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

          The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Purchases of Defaulted Mortgage Loans

          The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes 90 days or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

Evidence as to Compliance

          The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

          The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated as 0.50% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee and a portion of any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders, as well as certain customary fees and charges paid by borrowers (other than prepayment premiums).

          The Servicing Fee is subject to reduction as described above under "-- Prepayment Interest Shortfalls." The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for certain expenses before any amounts are distributed to Certificateholders.

Subservicing

          The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers as provided under the Pooling and Servicing Agreement. If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

Resignation or Removal of the Servicer

          The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that Long Beach is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

          If the Servicer is in default under the Pooling and Servicing Agreement, the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer. Events of default include:

          o failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

          o failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

          o failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

          o failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

          o    insolvency of the Servicer; and

          o    other events specified in the Pooling and Servicing Agreement.

          If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement. The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement. If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement. If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.

                              Yield Considerations

General

          The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

          Approximately 88.48% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under "Description of the Mortgage Pool" herein. The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Long Beach will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, Long Beach will be required to repurchase the affected Mortgage Loan or, under certain circumstances, substitute another mortgage loan. If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, Long Beach will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

          The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

          The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by the holder of the Residual Certificate of its right to purchase the Mortgage Loans, as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, or the failure of the holder of the Residual Certificate to exercise that right.

          If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

          The Interest Rates applicable to the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates" herein.

Overcollateralization

          The yields on the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. Prepayment premiums paid by borrowers will not be included in the Interest Remittance Amount and therefore will not be included in Monthly Excess Cashflow. There can be no assurance as to the rate at which overcollateralization will be created, or whether overcollateralization will be maintained at the levels described herein.

Subordination of the Offered Subordinate Certificates

          As described herein, the Class A Certificates are senior to the Offered Subordinate Certificates, and the Class A Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated among the Class B, Class M2 and Class M1 Certificates in inverse order of priority of distribution. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of the Class A Certificates and Classes of Offered Subordinate Certificates that have a relatively higher priority of distribution.

Weighted Average Life

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Adjustable Rate Mortgage Loans represents an assumed constant rate of prepayment ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. The model used for the Fixed Rate Mortgage Loans (the "Prepayment Assumption") assumes a CPR of 4.0%, on an annual basis, of the then-outstanding principal balance of each Fixed Rate Mortgage Loan in the first month of the life of the mortgage Loan and an additional approximately 1.9091% (precisely 21/11%) on an annual basis each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter, the Prepayment Assumption assumes a CPR of 25%. Neither the Prepayment Assumption nor CPR purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

          The following tables were prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

          o the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described herein;

          o each Monthly Payment of principal and interest is timely received on the first day of each month starting in August 1999;

          o principal prepayments are received in full on the first day of each month starting in August 1999 and there are no Net Prepayment Interest Shortfalls;

          o prepayments are received on the Mortgage Loans at the applicable constant rates indicated in the Prepayment Scenarios described below;

          o    there are no defaults or delinquencies on the Mortgage Loans;

          o Distribution Dates occur on the 25th day of each month, starting in August 1999;

          o    there are no re-purchases or substitutions of the Mortgage
               Loans;

          o the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Index set forth below plus the related Gross Margin, subject to any Periodic Cap;

          o the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;

          o    the value of the Index is 5.58125%;

          o    the value of LIBOR is 5.16375%;

          o    the Certificates are issued on July 29, 1999;

          o the sum of the Trustee Fee Rate and the Servicing Fee Rate is 0.52%; and

          o the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:


                                       Assumed Mortgage Loan Characteristics


                                     Remaining   Remaining
                           Gross     Term to    Amortization                                          Months to
             Principal     Coupon    Maturity     Term       Loan Age   Gross     Initial  Periodic   Next Rate  Maximum   Minimum
Loan Type    Balance($)    Rate(%)   (Months)    (Months)    (Months)  Margin(%)  Cap(%)   Cap(%)   Adjustment   Rate(%)   Rate(%)

Fixed        $71,446,210.10    10.085     355         355          0         N/A      N/A       N/A        N/A    N/A       N/A
Fixed          6,681,522.46    10.153     176         204          0         N/A      N/A       N/A        N/A    N/A       N/A
Adjustable    10,791,782.90     8.756     359         359          1        6.728     1.000    1.000         4    14.795    8.757
Adjustable   304,004,961.41     9.727     359         359          1        6.699     1.012    1.000        22    15.729    9.727
Adjustable    23,936,496.07     9.763     359         359          1        6.777     2.910    1.000        34    15.855    9.763


                                               Prepayment Scenarios


                                  A              B              C              D               E              F
Fixed Rate (1)                    0%            50%            75%            100%            125%           150%
Adjustable Rate (2)               0%            14%            21%            28%             35%            42%
------------
(1) Percentages indicate the assumed percentage of the Prepayment Assumption under each Prepayment Scenario.

(2) Percentages indicate the assumed CPR percentage under each Prepayment
Scenario.

          The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables in the Prepayment Scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated Prepayment Scenario.

          Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated Prepayment Scenarios.

          The weighted average life of a Class of Offered Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above and rounding to one decimal place.


          Percentage of Initial Class Principal Amount of the Class A
       Certificates Outstanding under the Following Prepayment Scenarios

Distribution Date                                       A          B          C          D          E          F
Initial Percentage..............................       100         100        100        100        100       100
July 2000.......................................        97          82         74         66         58        50
July 2001.......................................        97          66         53         40         29        19
July 2002.......................................        96          53         36         22         10         0
July 2003.......................................        95          42         29         20         10         0
July 2004.......................................        94          34         23         14          9         0
July 2005.......................................        93          29         18         10          6*        0
July 2006.......................................        92          25         14          8          4*        0
July 2007.......................................        91          21         11          5*         3*        0
July 2008.......................................        90          18          9          4*         2*        0
July 2009.......................................        88          15          7*         3*         1*        0
July 2010.......................................        87          13          5*         2*         1*        0
July 2011.......................................        85          11          4*         1*         0         0
July 2012.......................................        83           9          3*         1*         0         0
July 2013.......................................        81           8          3*         1*         0         0
July 2014.......................................        78           7*         2*         0          0         0
July 2015.......................................        75           6*         2*         0          0         0
July 2016.......................................        72           5*         1*         0          0         0
July 2017.......................................        68           4*         1*         0          0         0
July 2018.......................................        65           3*         1*         0          0         0
July 2019.......................................        60           3*         0          0          0         0
July 2020.......................................        55           2*         0          0          0         0
July 2021.......................................        50           2*         0          0          0         0
July 2022.......................................        44           1*         0          0          0         0
July 2023.......................................        37           1*         0          0          0         0
July 2024.......................................        32           1*         0          0          0         0
July 2025.......................................        27           0          0          0          0         0
July 2026.......................................        21           0          0          0          0         0
July 2027.......................................        14           0          0          0          0         0
July 2028.......................................         7*          0          0          0          0         0
July 2029.......................................         0           0          0          0          0         0
Weighted Average
  Life in Years
    With Optional Termination...................      20.2         4.8       3.2        2.3         1.7       1.2
    Without Optional Termination................      20.3         5.1       3.4        2.5         1.8       1.2

---------
* Based upon the assumption that neither the Class R Certificateholder nor the Servicer exercises its option to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, except in the case of the "Weighted Average Life With Optional Termination."


                                Percentage of Initial Class Principal Amount of the
                    Class M1 Certificates Outstanding under the Following Prepayment Scenarios

Distribution Date                                       A          B          C          D          E          F
Initial Percentage..............................       100         100        100        100        100       100
July 2000.......................................       100         100        100        100        100       100
July 2001.......................................       100         100        100        100        100       100
July 2002.......................................       100         100        100        100        100       100
July 2003.......................................       100         100         79         56         83       100
July 2004.......................................       100          94         62         40         25        75*
July 2005.......................................       100          80         49         29         16*       43*
July 2006.......................................       100          69         39         21         11*       25*
July 2007.......................................       100          59         31         15*         7*       13*
July 2008.......................................       100          50         24         11*         5*        4*
July 2009.......................................       100          43         19*         8*         2*        0
July 2010.......................................       100          36         15*         6*         0         0
July 2011.......................................       100          31         12*         4*         0         0
July 2012.......................................       100          26          9*         1*         0         0
July 2013.......................................       100          22          7*         0          0         0
July 2014.......................................       100          18*         5*         0          0         0
July 2015.......................................       100          16*         4*         0          0         0
July 2016.......................................       100          13*         3*         0          0         0
July 2017.......................................       100          11*         0          0          0         0
July 2018.......................................       100           9*         0          0          0         0
July 2019.......................................       100           7*         0          0          0         0
July 2020.......................................       100           6*         0          0          0         0
July 2021.......................................       100           5*         0          0          0         0
July 2022.......................................       100           4*         0          0          0         0
July 2023.......................................       100           2*         0          0          0         0
July 2024.......................................        88           0          0          0          0         0
July 2025.......................................        74           0          0          0          0         0
July 2026.......................................        58           0          0          0          0         0
July 2027.......................................        40           0          0          0          0         0
July 2028.......................................        20*          0          0          0          0         0
July 2029.......................................         0           0          0          0          0         0
Weighted Average
  Life in Years
     With Optional Termination..................      27.2         9.6       6.4         4.9        4.6       4.4
     Without Optional Termination...............      27.3        10.5       7.1         5.5        5.0       6.1
---------

* Based upon the assumption that neither the Class R Certificateholder nor the Servicer exercises its option to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, except in the case of the "Weighted Average Life With Optional Termination."


                                Percentage of Initial Class Principal Amount of the
                    Class M2 Certificates Outstanding under the Following Prepayment Scenarios

Distribution Date                                       A          B          C          D          E          F
Initial Percentage..............................       100         100        100        100        100       100
July 2000.......................................       100         100        100        100        100       100
July 2001.......................................       100         100        100        100        100       100
July 2002.......................................       100         100        100        100        100       100
July 2003.......................................       100         100         79         56         38        56
July 2004.......................................       100          94         63         40         25        15*
July 2005.......................................       100          80         49         29         16*        9*
July 2006.......................................       100          69         39         21         11*        3*
July 2007.......................................       100          59         31         15*         7*        0
July 2008.......................................       100          50         24         11*         2*        0
July 2009.......................................       100          43         19*         8*         0         0
July 2010.......................................       100          36         15*         5*         0         0
July 2011.......................................       100          31         12*         1*         0         0
July 2012.......................................       100          26          9*         0          0         0
July 2013.......................................       100          22          7*         0          0         0
July 2014.......................................       100          18*         4*         0          0         0
July 2015.......................................       100          16*         1*         0          0         0
July 2016.......................................       100          13*         0          0          0         0
July 2017.......................................       100          11*         0          0          0         0
July 2018.......................................       100           9*         0          0          0         0
July 2019.......................................       100           7*         0          0          0         0
July 2020.......................................       100           6*         0          0          0         0
July 2021.......................................       100           3*         0          0          0         0
July 2022.......................................       100           1*         0          0          0         0
July 2023.......................................       100           0          0          0          0         0
July 2024.......................................        88           0          0          0          0         0
July 2025.......................................        74           0          0          0          0         0
July 2026.......................................        58           0          0          0          0         0
July 2027.......................................        40           0          0          0          0         0
July 2028.......................................        20*          0          0          0          0         0
July 2029.......................................         0           0          0          0          0         0
Weighted Average
  Life in Years
     With Optional Termination..................      27.2         9.6       6.4         4.9        4.2       4.1
     Without Optional Termination...............      27.3        10.5       7.0         5.3        4.6       4.4

---------
* Based upon the assumption that neither the Class R Certificateholder nor the Servicer exercises its option to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, except in the case of the "Weighted Average Life With Optional Termination."


                                Percentage of Initial Class Principal Amount of the
                     Class B Certificates Outstanding under the Following Prepayment Scenarios

Distribution Date                                       A          B          C          D          E          F
Initial Percentage..............................        100        100        100        100        100       100
July 2000.......................................        100        100        100        100        100       100
July 2001.......................................        100        100        100        100        100       100
July 2002.......................................        100        100        100        100        100       100
July 2003.......................................        100        100         79         56         38        25
July 2004.......................................        100         94         62         40         25        15*
July 2005.......................................        100         80         49         29         16*        4*
July 2006.......................................        100         69         39         21          8*        0
July 2007.......................................        100         59         31         15*         1*        0
July 2008.......................................        100         50         24          8*         0         0
July 2009.......................................        100         43         19*         3*         0         0
July 2010.......................................        100         36         15*         0          0         0
July 2011.......................................        100         31          9*         0          0         0
July 2012.......................................        100         26          5*         0          0         0
July 2013.......................................        100         22          1*         0          0         0
July 2014.......................................        100         18*         0          0          0         0
July 2015.......................................        100         15*         0          0          0         0
July 2016.......................................        100         12*         0          0          0         0
July 2017.......................................        100          8*         0          0          0         0
July 2018.......................................        100          5*         0          0          0         0
July 2019.......................................        100          2*         0          0          0         0
July 2020.......................................        100          0          0          0          0         0
July 2021.......................................        100          0          0          0          0         0
July 2022.......................................        100          0          0          0          0         0
July 2023.......................................        100          0          0          0          0         0
July 2024.......................................         88          0          0          0          0         0
July 2025.......................................         74          0          0          0          0         0
July 2026.......................................         58          0          0          0          0         0
July 2027.......................................         40          0          0          0          0         0
July 2028.......................................         20*         0          0          0          0         0
July 2029.......................................          0          0          0          0          0         0
Weighted Average
  Life in Years
     With Optional Termination..................      27.2         9.6       6.4         4.8        4.0       3.7
     Without Optional Termination...............      27.3        10.2       6.8         5.1        4.3       3.9
---------

* Based upon the assumption that neither the Class R Certificateholder nor the Servicer exercises its option to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, except in the case of the "Weighted Average Life With Optional Termination."

                   Material Federal Income Tax Considerations

General

          The Trust Agreement provides that the Trustee will elect to treat the Trust Fund, exclusive of the Basis Risk Reserve Fund, as a REMIC. Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund, exclusive of the Basis Risk Reserve Fund, will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Offered Certificates will represent the ownership of regular interests in the REMIC. In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the holder of the Class R Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the holders of the Offered Certificates to receive payment of any Basis Risk Shortfall from the Basis Risk Reserve Fund represent, for federal income tax purposes, an interest in an interest rate cap contract.

Taxation of Offered Certificates

          A holder of a Class of Offered Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and an interest in a limited recourse interest rate cap contract (the "Cap Contract"). A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Cap Contract component will have only nominal value relative to the value of the regular interest component. Any amount of purchase price allocated to the Cap Contract component would not be included in the issue price of the regular interest component and, as a result, even an Offered Certificate purchased at par could be viewed as having been issued with original issue discount ("OID").

          Upon the sale, exchange, or other disposition of an Offered Certificate, the holder thereof must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and gain or loss on the disposition of the regular interest component should, subject to the limitations described in the Prospectus, be capital gain or loss. See "Material Federal Income Tax Considerations-- REMICS -- Taxation of Owners of Regular Securities" in the Prospectus.

          Interest on the regular interest component of an Offered Certificate must be included in income by a Holder under the accrual method of accounting, regardless of the Holder's regular method of accounting. In addition, the regular interest component of an Offered Certificate could be considered to have been issued with OID. See "Material Federal Income Tax Considerations -- REMICS -- Taxation of Owners of Regular Securities" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will, with respect to each Fixed Rate Mortgage Loan, be a rate equal to the Prepayment Assumption, and with respect to each Adjustable Rate Mortgage Loan, will be a rate equal to 28% CPR. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Basis Risk Reserve Fund

          As indicated above, a portion of the purchase price paid by a Holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such Offered Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of an Offered Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract components of an Offered Certificate.

          Any payments to cover Basis Risk Shortfalls made to a Holder from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess will be ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will be allowable as an ordinary deduction.

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Considerations -- REMICS --Taxation of Owners of Regular Securities" in the Prospectus.

                         State Income Tax Considerations

          In addition to the federal income tax matters described under "Material Federal income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA Considerations

          Employee benefit plans ("Plans") that are subject to the Employee Retirement Income Security Act off 1974, as amended ("ERISA"), and any person utilizing the assets of a Plan, may not purchase the Class M1, Class M2 and Class B Certificates, except that any insurance company may purchase the Class M1, Class M2 and Class B Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to the investment. The Pooling and Servicing Agreement will include certain restrictions on the transfer of the Offered Certificates.

          See "ERISA Considerations" in the accompanying Prospectus.

                         Legal Investment Considerations

          Only the Class A and Class M1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, will be legal investments for certain entities to the extent provided in SMMEA. These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

          Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

          Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

          See "Legal Investment Considerations" in the Prospectus.

                                 Use of Proceeds

          The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from GACC in a privately negotiated transaction.

                                  Underwriting

          Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, GACC and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

          The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor and GACC will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

          Expenses incurred by the Depositor in connection with this offering are expected to be approximately $600,000.

          Deutsche Bank Securities Inc. has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Offered Certificates.

          The Underwriter is an affiliate of the Depositor and GACC. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and GACC in the ordinary course of business.

                                  Legal Matters

          Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                                     Ratings

          It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), "Aaa" by Moody's Investors Service ("Moody's") and "AAA" by Fitch IBCA, Inc. ("Fitch" and together with S&P and Moody's, the "Rating Agencies "). It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by S&P, "Aa2" by Moody's and "AA" by Fitch. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by S&P, "A2" by Moody's and "A" by Fitch. It is a condition to the issuance of the Class B Certificates that they be rated "BBB" by S&P, "Baa2" by Moody's and "BBB" by Fitch.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments. In addition, the ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

                            Glossary of Defined Terms

A

A Spread.........................................S-23
Accrual Period...................................S-24
Act..............................................S-81
Adjustment Date..................................S-40
Advances.........................................S-68
Applied Loss Amount..............................S-35


B

B Spread.........................................S-23
Balloon Loans....................................S-39
Balloon Payments.................................S-39
Basis Risk Reserve Fund..........................S-24
Basis Risk Shortfall.............................S-24
Beneficial Owner.................................S-18
Book-Entry Certificates..........................S-18
Business Day.....................................S-17


C

Cap Contract.....................................S-79
Carryforward Interest............................S-24
Cedel............................................S-18
Cedel Participants...............................S-20
Certificate Account..............................S-67
Certificate Principal Amount.....................S-23
Certificate Registrar............................S-38
Certificateholders...............................S-17
Certificates.....................................S-17
Class B Principal Distribution Amount............S-31
Class M1 Principal Distribution Amount...........S-30
Class M2 Principal Distribution Amount...........S-31
Class Principal Amount...........................S-17
Closing Date.....................................S-23
Code.............................................S-79
Collection Account...............................S-67
Compensating Interest............................S-26
Cooperative......................................S-20
Corporate Trust Office...........................S-38
CPR..............................................S-73
Cumulative Loss Trigger Event....................S-33
Current Interest.................................S-24
Custodian........................................S-66
Cut-off Date.....................................S-38
Cut-off Date Balance.............................S-38


D

Deferred Amount..................................S-36
Definitive Certificate...........................S-18
Delayed Adjustment Mortgage Loans................S-39
Delinquency Rate.................................S-29
Delinquency Trigger Event........................S-29
Depositor........................................S-18
Distribution Date................................S-17
DTC..............................................S-18
Due Period.......................................S-28


E

ERISA............................................S-80
Euroclear........................................S-18
Euroclear Operator...............................S-20
Euroclear Participants...........................S-20
European Depositaries............................S-18
Extra Principal Distribution Amount..............S-32


F

Fast Trac........................................S-58
Financial Intermediary...........................S-18
Fitch............................................S-82
Fixed Rate Mortgage Loans........................S-38
Full Documentation...............................S-58


G

GACC.............................................S-39
Global Securities................................S-85
Gross Margin.....................................S-40


I

Index............................................S-40
Initial Cap......................................S-40
Interest Rate....................................S-23
Interest Remittance Amount.......................S-25


L

LBFC.............................................S-56
LIBOR............................................S-26
LIBOR Determination Date.........................S-26
Liquidated Mortgage Loan.........................S-34
Loan-to-Value Ratio..............................S-39
London Business Day..............................S-26
Long Beach.......................................S-56
Long Beach Underwriting Guidelines...............S-58
Long Beach Underwriting Programs.................S-58


M

M1Spread.........................................S-23
M2Spread.........................................S-23
Maximum Rate.....................................S-40
Minimum Rate.....................................S-40
Modeling Assumptions.............................S-73
Monthly Excess Cashflow..........................S-35
Monthly Excess Interest..........................S-26
Monthly Payment..................................S-38
Moody's..........................................S-82
Mortgage Loan Purchase Agreements................S-66
Mortgage Loans...................................S-17
Mortgage Pool....................................S-17


N

Net Funds Cap....................................S-23
Net Liquidation Proceeds.........................S-33
Net Maximum Interest Rate........................S-24
Net Mortgage Rate................................S-23
Net Prepayment Interest Shortfalls...............S-26


O

Offered Certificates.............................S-17
Offered Subordinate Certificates.................S-17
OID..............................................S-79
Old Long Beach...................................S-56
Optimal Interest Remittance Amount...............S-23
Optional Termination.............................S-37
Overcollateralization Amount.....................S-32
Overcollateralization Deficiency.................S-32
Overcollateralization Release Amount.............S-32


P

Participant......................................S-18
Payahead.........................................S-25
Paying Agent.....................................S-38
Periodic Cap.....................................S-40
Plans............................................S-80
Pooling and Servicing Agreement..................S-65
Prepayment Assumption............................S-73
Prepayment Interest Excess.......................S-26
Prepayment Interest Shortfall....................S-26
Prepayment Period................................S-28
Principal Balance................................S-33
Principal Distribution Amount....................S-28
Principal Remittance Amount......................S-28


R

Rating Agency....................................S-82
Realized Loss....................................S-34
Record Date......................................S-17
Reference Banks..................................S-27
Relevant Depositary..............................S-18
Relief Act.......................................S-24
Relief Act Shortfalls............................S-24
Reorganization...................................S-56
Repurchase Price.................................S-66
Residual Certificate.............................S-17
Rules............................................S-19


S

S&P..............................................S-82
Senior Certificates..............................S-17
Senior Enhancement Percentage....................S-32
Senior Principal Distribution Amount.............S-30
Servicer.........................................S-56
Servicing Advances...............................S-68
Servicing Fee....................................S-69
Servicing Fee Rate...............................S-69
Stated Income....................................S-58
Stepdown Date....................................S-30
Subordinate Certificates.........................S-17
Substitution Amount..............................S-25
Systems..........................................S-22


T

Targeted Cumulative Loss Percentage..............S-33
Targeted Overcollateralization Amount............S-32
Tax Counsel......................................S-79
Telerate Page 3750...............................S-27
Terms and Conditions.............................S-21
Three Month Delinquency Rate.....................S-29
Total Expense Rate...............................S-23
Total Loan Balance...............................S-33
Trust Fund.......................................S-17
Trustee..........................................S-38
Trustee Fee......................................S-38
Trustee Fee Rate.................................S-38


U

U.S. Person......................................S-88
Underwriting Agreement...........................S-81
Unpaid Basis Risk Shortfall......................S-24


W

Washington Mutual................................S-57


Y

Year 2000 Problems...............................S-22

                                     Annex I

          Global Clearance, Settlement and Tax Documentation Procedures

          Except in certain limited circumstances, the globally offered ACE Securities Corp. Home Equity Loan Pass-Through Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

          Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

          Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC Seller And Cedel Or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

          Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

          Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  $408,413,000
                                  (Approximate)


                              ACE SECURITIES CORP.

                         Home Equity Loan Trust 1999-LB2

                   Home Equity Loan Pass-Through Certificates





                          Long Beach Mortgage Company,
                             Originator and Servicer





            -------------------------------------------------------

                              PROSPECTUS SUPPLEMENT
            --------------------------------------------------------







                            Deutsche Banc Alex. Brown


                                  PROSPECTUS

                           ASSET BACKED CERTIFICATES

                              ASSET BACKED NOTES

                             (ISSUABLE IN SERIES)

                             ACE SECURITIES CORP.

                                   DEPOSITOR

The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), unsecured home improvement installment sales contracts and installment loans ("Unsecured Home Improvement Loans"), manufactured housing installment sale contracts or installment loan agreements ("Contracts"), a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts or beneficial interests in such assets (which may include Mortgage Securities, as defined herein) or pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae"), Fannie Mae ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") (any such certificates, "Agency Securities") (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans will consist of Sub-prime Mortgage Loans as described under "Risk Factors--Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). In addition, as so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in one or more trust accounts to be established with a Trustee, which may include a Pre-Funding Account, as described herein, which would be used to purchase additional Assets for the related Trust Fund during the period specified in the related Prospectus Supplement. See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."

                                                (cover continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, DEUTSCHE BANK SECURITIES INC., ANY MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY ASSETS IN THE RELATED TRUST FUND (OTHER THAN ASSETS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GINNIE MAE, FANNIE MAE OR FREDDIE MAC, THE SECURITIES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

PROSPECTIVE INVESTORS SHOULD REVIEW THE MATERIAL RISKS APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 22 HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly the liquidity of the Securities may be limited. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, including Deutsche Bank Securities Inc., as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement.

The date of this Prospectus is July 26, 1999.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series; (vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

         Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

         The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination or one or more classes of Securities of a series may be subject to purchase or redemption under the circumstances described herein and in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Material Federal Income Tax Considerations" herein.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Securities; (vi) whether one or more elections to treat the Trust Fund or portion thereof as a real estate mortgage investment conduit ("REMIC") will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

         Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statements and quarterly reports are available from Freddie Mac's Investor Inquiry Department, 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

         Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates are available from Fannie Mae's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

         The Servicer, the Master Servicer or the Trustee will be required to mail to registered holders of Securities (the "Securityholders") of each series periodic unaudited reports concerning the related Trust Fund. If the Prospectus Supplement for a series of Securities provides that one or more Classes of Securities are to be issued in book-entry form, then unless and until definitive Securities are issued, such reports with respect to book-entry Securities will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of such Securities, pursuant to the applicable Agreement or to such other entity set forth in the related Prospectus Supplement. Such reports may be available to beneficial owners of the Securities (the "Security Owners") upon request to their respective DTC participants and indirect participants. See "Description of the Securities--Reports to Securityholders" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. The Depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         All documents subsequently filed by or on behalf of the Depositor with respect to each Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina,
Attention: Secretary, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Supplement.........................................................3
Available Information.........................................................3
Incorporation of Certain Information by Reference.............................4
Summary of Prospectus.........................................................8
   Title of Securities........................................................8
   Depositor..................................................................8
   Issuer.....................................................................8
   Servicers..................................................................8
   Master Servicer............................................................8
   Trustee; Indenture Trustee.................................................9
   The Trust Assets...........................................................9
   Description of Securities.................................................15
   Distributions on Securities...............................................15
   Advances..................................................................17
   Termination...............................................................18
   Registration of Securities................................................18
   Tax Status of the Securities..............................................18
   Legal Investment Considerations...........................................20
   ERISA Considerations......................................................20
   Rating....................................................................21
   Material Risks............................................................21
Risk Factors.................................................................22
   Limited Liquidity for Securities..........................................22
   Limited Assets for Payment of Securities..................................22
   Rate of Prepayments on Assets May Adversely Affect Average Lives
     and Yields of Securities................................................23
   Priority of Payment of Securities May Adversely Affect Average
     Lives and Yields of Securities..........................................23
   Limited Nature of Ratings.................................................24
   Real Estate Market Conditions Affect Mortgage Loan Performance............24
   Variable Payment Provisions in Mortgage Loans May Increase Rate
     of Default..............................................................24
   Geographic Concentration May Increase Rates of Loss and Delinquency.......25
   Multifamily Properties May Experience Increased Defaults and
     Foreclosures............................................................25
   Balloon Payment Assets are More Likely to Experience Losses on
     Foreclosure if Obligor is Unable to Refinance or Sell Related
     Property................................................................25
   Junior Mortgage Loans are More Likely to Experience Losses on
     Foreclosure.............................................................26
   Sub-prime Mortgage Loans May be More Likely to Default or be
     Foreclosed..............................................................26
   Potential for Losses Increases if Assets are Delinquent...................26
   Effects of Failure to Comply with Consumer Protection Laws; Other
     Legal Considerations....................................................27
   General Economic Conditions Increases the Potential for Losses
     on Contracts and Manufactured Homes.....................................27
   Depreciation in Value Increases the Potential for Losses on
     Contracts and Manufactured Homes........................................28
   Grant of Security Interest in Contracts; Risks of Defective
     Security Interest and Effects of Certain Other Legal Aspects
     of the Contracts........................................................28
   Bankruptcy of Borrower May Prevent Collections on Unsecured Home
     Improvement Loans.......................................................29
   Credit Support is Limited in Amount and Coverage..........................29
   Lowering of Rating on Securities May Decrease Value and Liquidity.........30
   Subordinated Securities Bear Risk of Loss Before More Senior
     Securities..............................................................30
   Residual Securities May Have Adverse Tax Attributes.......................30
   Owners of Book-Entry Securities Not Entitled to Exercise Rights
     of Holders of Securities................................................31
   Financial Instruments are Subject to Counterparty Risk....................31
Description of the Trust Funds...............................................31
   Assets....................................................................31
   Mortgage Loans............................................................33
   Contracts.................................................................37
   Agency Securities.........................................................38
   Mortgage Securities.......................................................42
   FHA Loans and VA Loans....................................................43
   Pre-Funding Account.......................................................44
   Accounts..................................................................44
   Credit Support............................................................45
   Cash Flow Agreements......................................................45
Use of Proceeds..............................................................45
Yield Considerations.........................................................45
   General...................................................................45
   Pass-Through Rate and Interest Rate.......................................46
   Timing of Payment of Interest.............................................46
   Payments of Principal; Prepayments........................................46
   Prepayments--Maturity and Weighted Average Life...........................48
   Other Factors Affecting Weighted Average Life.............................49
The Depositor................................................................52
Description of the Securities................................................53
   General...................................................................53
   Distributions.............................................................53
   Available Distribution Amount.............................................54
   Distributions of Interest on the Securities...............................55
   Distributions of Principal of the Securities..............................56
   Components................................................................56
   Distributions on the Securities of Prepayment Premiums....................57
   Allocation of Losses and Shortfalls.......................................57
   Advances in Respect of Delinquencies......................................57
   Reports to Securityholders................................................58
   Termination...............................................................60
   Optional Purchases........................................................61
   Book-Entry Registration and Definitive Securities.........................61
Description of the Agreements................................................63
   Agreements Applicable to a Series.........................................63
   Material Terms of the Pooling and Servicing Agreements and
     Underlying Servicing Agreements.........................................63
   Material Terms of the Indenture...........................................84
Description of Credit Support................................................87
   General...................................................................87
   Subordinate Securities....................................................87
   Cross-Support Provisions..................................................88
   Limited Guarantee.........................................................88
   Financial Guaranty Insurance Policy or Surety Bond........................88
   Letter of Credit..........................................................88
   Pool Insurance Policies...................................................88
   Special Hazard Insurance Policies.........................................88
   Mortgagor Bankruptcy Bond.................................................89
   Reserve Funds.............................................................89
   Overcollateralization.....................................................90
Certain Legal Aspects of Mortgage Loans......................................90
   General...................................................................90
   Types of Mortgage Instruments.............................................91
   Interest in Real Property.................................................91
   Cooperative Loans.........................................................92
   Land Sale Contracts.......................................................93
   Foreclosure...............................................................94
   Junior Mortgages..........................................................98
   Anti-Deficiency Legislation and Other Limitations on Lenders..............99
   Environmental Considerations.............................................100
   Due-on-Sale Clauses......................................................103
   Prepayment Charges.......................................................103
   Subordinate Financing....................................................103
   Applicability of Usury Laws..............................................104
   Alternative Mortgage Instruments.........................................104
   Soldiers' and Sailors' Civil Relief Act of 1940..........................105
   Forfeitures in Drug and RICO Proceedings.................................105
Certain Legal Aspects of the Contracts......................................106
   General..................................................................106
   Security Interests in the Manufactured Homes.............................106
   Enforcement of Security Interests in Manufactured Homes..................108
   Soldiers' and Sailors' Civil Relief Act of 1940..........................109
   Consumer Protection Laws.................................................109
   Transfers of Manufactured Homes; Enforceability of
     "Due-on-Sale" Clauses..................................................109
   Applicability of Usury Laws..............................................110
Material Federal Income Tax Considerations..................................110
   General..................................................................110
   REMICS...................................................................111
   Grantor Trust Funds......................................................136
   Standard Securities......................................................136
   Stripped Securities......................................................140
   Partnership Trust Funds..................................................144
State Income Tax Considerations.............................................150
ERISA Considerations........................................................151
Legal Investment Considerations.............................................155
Methods of Distribution.....................................................157
Legal Matters...............................................................158
Financial Information.......................................................158
Rating......................................................................158

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Defined Terms is included at the end of this Prospectus beginning on page 158.

TITLE OF SECURITIES                          Asset Backed Certificates and
                                             Asset Backed Notes (the "Notes"
                                             and, together with the
                                             Certificates, the "Securities"),
                                             issuable in series.

DEPOSITOR                                    ACE Securities Corp. (the
                                             "Depositor"), a wholly-owned
                                             indirect subsidiary of Deutsche
                                             Bank Securities Inc. Neither the
                                             Depositor nor any of its
                                             affiliates will insure or
                                             guarantee the Securities or the
                                             Assets or be otherwise obligated
                                             in respect thereof.

ISSUER With respect to each series of Securities, the Trust Fund to be formed pursuant to either a deposit trust agreement or a pooling and servicing agreement.

SERVICERS                                    To the extent specified in the
                                             related Prospectus Supplement,
                                             one or more entities identified
                                             therein (each, a "Servicer") that
                                             will service the Assets contained
                                             in each Trust Fund. In the event
                                             there is only one Servicer
                                             performing the servicing
                                             functions with respect to the
                                             Assets in a Trust Fund, such
                                             Assets will be serviced pursuant
                                             to a related pooling and
                                             servicing agreement (each, a
                                             "Pooling and Servicing
                                             Agreement"). In the event there
                                             are multiple Servicers, or in the
                                             event the Securities consist of
                                             Notes, each Servicer will perform
                                             such servicing functions pursuant
                                             to a related servicing agreement
                                             (each, an "Underlying Servicing
                                             Agreement"). A Servicer may be an
                                             affiliate of the Depositor. See
                                             "Description of the Agreements."
                                             MASTER SERVICER In the event that
                                             there is more than one Servicer
                                             for the Assets of the Trust Fund
                                             relating to a series of
                                             Certificates, a master servicer
                                             (the "Master Servicer") may be
                                             appointed to perform certain
                                             administration, calculation and
                                             reporting functions with respect
                                             to the Trust Fund and may
                                             supervise the Servicers pursuant
                                             to a Pooling and Servicing
                                             Agreement. In addition, to the
                                             extent described in the related
                                             Prospectus Supplement, if
                                             advances are required to be made
                                             with respect to delinquent
                                             scheduled payments on the Assets
                                             in the Trust Fund the Master
                                             Servicer may be required to make
                                             such advances to the extent the
                                             related Servicer fails to do so.
                                             The Master Servicer may be an
                                             affiliate of the Depositor.

                                             See "Description of the
                                             Agreements" and "Description of
                                             the Securities--Advances in
                                             Respect of Delinquencies."

TRUSTEE; INDENTURE TRUSTEE The trustee (the "Trustee") or indenture trustee (the "Indenture Trustee") for each series of Securities will be named in the related
                                             Prospectus Supplement. See
                                             "Description of the
                                             Agreements--Material Terms of the
                                             Pooling and Servicing Agreements
                                             and Underlying Servicing
                                             Agreements--The Trustee."

THE TRUST ASSETS                             Each series of Certificates will
                                             represent in the aggregate the
                                             entire beneficial ownership
                                             interest in a Trust Fund. If a
                                             series of Securities includes
                                             Notes, such Notes will represent
                                             indebtedness of the Trust Fund
                                             and will be secured by a security
                                             interest in the Assets of the
                                             Trust Fund. A Trust Fund will
                                             consist primarily of any of the
                                             following assets: the Mortgage
                                             Loans, Unsecured Home Improvement
                                             Loans, Contracts, Agency
                                             Securities and Mortgage
                                             Securities.

(a) Special Payment                          Provisions The Assets included in
                                             a Trust Fund may be subject to
                                             various types of payment
                                             provisions as specified in the
                                             related Prospectus Supplement,
                                             and may include Level Payment
                                             Assets, Adjustable Rate Assets,
                                             Buydown Assets, GPM Assets,
                                             Step-up Rate Assets, Interest
                                             Reduction Assets, GEM Assets,
                                             Balloon Payment Assets,
                                             Convertible Assets, Bi-Weekly
                                             Assets or Increasing Payment
                                             Assets. See "Description of the
                                             Trust Funds--Assets." The
                                             characteristics of the Assets
                                             included in a Trust Fund will not
                                             vary by more than five percent
                                             (by aggregate principal balance
                                             as of the Cut-off Date) from the
                                             characteristics thereof that are
                                             described in the related
                                             Prospectus Supplement.

(b) Mortgage Loans                           The Mortgage Loans with respect
                                             to a series of Securities will
                                             consist of a pool of single
                                             family and/or multifamily loans
                                             (or certain balances thereof).
                                             The Mortgage Loans will not be
                                             guaranteed or insured by the
                                             Depositor or any of its
                                             affiliates. The Mortgage Loans
                                             will be guaranteed or insured by
                                             a governmental agency or
                                             instrumentality or other person
                                             only if and to the extent
                                             expressly provided in the related
                                             Prospectus Supplement. If so
                                             specified in the Prospectus
                                             Supplement, the Mortgage Loans
                                             may be insured by the Federal
                                             Housing Administration (the
                                             "FHA") or partially guaranteed by
                                             the Veterans Administration (the
                                             "VA"). The Mortgage Loans will be
                                             secured by first and/or junior
                                             liens on (i) one- to four-family
                                             residential real properties
                                             (including manufactured housing)
                                             or security interests in shares
                                             issued by cooperative housing
                                             corporations ("Single Family
                                             Properties") and/or (ii)
                                             primarily residential properties
                                             consisting of five or more
                                             residential dwelling units and
                                             which may include limited retail,
                                             office or other commercial space
                                             ("Multifamily Properties")
                                             (Single Family Properties and
                                             Multifamily Properties are
                                             sometimes referred to herein
                                             collectively as "Mortgaged
                                             Properties"). The Mortgaged
                                             Properties will be located in any
                                             one of the fifty states, the
                                             District of Columbia, Guam,
                                             Puerto Rico or any other
                                             territory of the United States.
                                             The Mortgage Loans may include
                                             (i) closed-end and/or revolving
                                             home equity loans or certain
                                             balances thereof ("Home Equity
                                             Loans") and/or (ii) secured home
                                             improvement installment sales
                                             contracts and secured installment
                                             loan agreements ("Home
                                             Improvement Contracts"). In
                                             addition, the Mortgage Loans may
                                             include certain Mortgage Loans
                                             evidenced by contracts ("Land
                                             Sale Contracts") for the sale of
                                             properties pursuant to which the
                                             mortgagor promises to pay the
                                             amount due thereon to the holder
                                             thereof with fee title to the
                                             related property held by such
                                             holder until the mortgagor has
                                             made all of the payments required
                                             pursuant to such Land Sale
                                             Contract, at which time fee title
                                             is conveyed to the mortgagor. All
                                             Mortgage Loans will have been
                                             originated by persons other than
                                             the Depositor, and all Mortgage
                                             Loans will have been purchased,
                                             either directly or indirectly, by
                                             the Depositor on or before the
                                             date of initial issuance of the
                                             related series of Securities or,
                                             if the related Trust Fund
                                             includes a Pre-Funding Account,
                                             as described herein, within the
                                             period specified in the related
                                             Prospectus Supplement following
                                             such date. The related Prospectus
                                             Supplement will indicate if any
                                             such persons are affiliates of
                                             the Depositor. To the extent
                                             specified in the related
                                             Prospectus Supplement, all or a
                                             portion of the Mortgage Loans
                                             will be Sub-prime Mortgage Loans,
                                             as described under "Risk
                                             Factors--Sub-prime Mortgage Loans
                                             May be More Likely to Default or
                                             to be Foreclosed." Each Mortgage
                                             Loan may provide for accrual of
                                             interest thereon at an interest
                                             rate (a "Mortgage Rate") that is
                                             fixed over its term or that
                                             adjusts from time to time, or
                                             that may be converted from an
                                             adjustable to a fixed Mortgage
                                             Rate, or from a fixed to an
                                             adjustable Mortgage Rate, from
                                             time to time at the mortgagor's
                                             election, in each case as
                                             described in the related
                                             Prospectus Supplement. Adjustable
                                             Mortgage Rates on the Mortgage
                                             Loans in a Trust Fund may be
                                             based on one or more indices.
                                             Each Mortgage Loan may provide
                                             for scheduled payments to
                                             maturity, payments that adjust
                                             from time to time to accommodate
                                             changes in the Mortgage Rate or
                                             to reflect the occurrence of
                                             certain events, and may provide
                                             for negative amortization or
                                             accelerated amortization, in each
                                             case as described in the related
                                             Prospectus Supplement. Each
                                             Mortgage Loan may be fully
                                             amortizing or require a balloon
                                             payment due on its stated
                                             maturity date, in each case as
                                             described in the related
                                             Prospectus Supplement. Each
                                             Mortgage Loan may contain
                                             prohibitions on prepayment or
                                             require payment of a premium or a
                                             yield maintenance penalty in
                                             connection with a prepayment, in
                                             each case as described in the
                                             related Prospectus Supplement.
                                             The Mortgage Loans may provide
                                             for payments of principal,
                                             interest or both, on due dates
                                             that occur monthly, quarterly,
                                             semi-annually or at such other
                                             interval as is specified in the
                                             related Prospectus Supplement.
                                             See "Description of the Trust
                                             Funds--Assets."

(c) Unsecured Home
Improvement Loans                            The Assets with respect to a
                                             series of Securities may consist
                                             of or include home improvement
                                             installment sales contracts or
                                             Unsecured Home Improvement Loans.
                                             The Unsecured Home Improvement
                                             Loans will not be insured or
                                             guaranteed by the Depositor or
                                             any of its affiliates. The
                                             Unsecured Home Improvement Loans
                                             will be insured or guaranteed by
                                             a governmental agency or
                                             instrumentality or other person
                                             only if and to the extent
                                             expressly provided in the related
                                             Prospectus Supplement. If so
                                             specified in the related
                                             Prospectus Supplement, the
                                             Unsecured Home Improvement Loans
                                             may be insured by the FHA. The
                                             Unsecured Home Improvement Loans
                                             may have any of the features
                                             described under "--(b) Mortgage
                                             Loans" above, except that they
                                             will not be secured by a lien on
                                             or other security interest in any
                                             property.

(d) Contracts                                The Contracts with respect to a
                                             series of Securities will consist
                                             of manufactured housing
                                             installment sale contracts and
                                             installment loan agreements
                                             secured by a security interest in
                                             a new or used manufactured home
                                             (each, a "Manufactured Home"),
                                             and, to the extent, if any,
                                             indicated in the related
                                             Prospectus Supplement, by real
                                             property. The Contracts will not
                                             be insured or guaranteed by the
                                             Depositor or any of its
                                             affiliates. The Contracts will be
                                             insured or guaranteed by a
                                             governmental agency or
                                             instrumentality or other person
                                             only if and to the extent
                                             expressly provided in the related
                                             Prospectus Supplement. If so
                                             specified in the related
                                             Prospectus Supplement, the
                                             Contracts may be insured by the
                                             FHA. All Contracts will have been
                                             originated by persons other than
                                             the Depositor, and all Contracts
                                             will have been purchased, either
                                             directly or indirectly, by the
                                             Depositor on or before the date
                                             of initial issuance of the
                                             related series of Securities or,
                                             if the related Trust Fund
                                             includes a Pre-Funding Account,
                                             as described herein, within the
                                             period specified in the related
                                             Prospectus Supplement following
                                             such date. The related Prospectus
                                             Supplement will indicate if any
                                             such persons are affiliates of
                                             the Depositor. Each Contract may
                                             provide for an annual percentage
                                             rate thereon (a "Contract Rate")
                                             that is fixed over its term or
                                             that adjusts as described in the
                                             related Prospectus Supplement.
                                             The manner of determining
                                             scheduled payments due on the
                                             Contract will be described in the
                                             Prospectus Supplement. The
                                             Prospectus Supplement will
                                             describe the minimum principal
                                             balance of the Contracts at
                                             origination and the maximum
                                             original term to maturity of the
                                             Contracts.

(e) Agency Securities                        If so provided in the related
                                             Prospectus Supplement, the Trust
                                             Fund may include any combination
                                             of "fully modified pass-through"
                                             mortgage-backed certificates
                                             ("Ginnie Mae Certificates")
                                             guaranteed by Ginnie Mae,
                                             guaranteed mortgage pass-through
                                             securities ("Fannie Mae
                                             Certificates") issued by Fannie
                                             Mae ("Fannie Mae") and mortgage
                                             participation certificates
                                             ("Freddie Mac Certificates")
                                             issued by Freddie Mac.

(f) Mortgage Securities                      If so provided in the related
                                             Prospectus Supplement, the Trust
                                             Fund may include asset-backed
                                             certificates, collateralized
                                             mortgage obligations or
                                             participation certificates (each,
                                             and collectively, "Mortgage
                                             Securities") evidencing interests
                                             in, or collateralized by,
                                             mortgage loans or Agency
                                             Securities. Mortgage Securities
                                             included in a Trust Fund (i) will
                                             have been issued by an entity
                                             other than the Depositor or its
                                             affiliates, (ii) will have been
                                             acquired in bona fide secondary
                                             market transactions from persons
                                             other than the issuer thereof or
                                             its affiliates and (iii) will
                                             have previously been (a) offered
                                             and distributed to the public
                                             pursuant to an effective
                                             registration statement or (b)
                                             purchased in a transaction not
                                             involving any public offering
                                             from a person who is not an
                                             affiliate of the issuer of such
                                             securities at the time of sale
                                             (nor an affiliate thereof at any
                                             time during the three preceding
                                             months); provided a period of two
                                             years has elapsed since the later
                                             of the date the securities were
                                             acquired from the issuer or an
                                             affiliate thereof. Although
                                             individual assets underlying the
                                             Mortgage Securities may be
                                             insured or guaranteed by the
                                             United States or an agency or
                                             instrumentality thereof, they
                                             need not be, and the Mortgage
                                             Securities themselves will not
                                             be, so insured or guaranteed. See
                                             "Description of the Trust
                                             Funds--Mortgage Securities."
                                             Payments on the Mortgage
                                             Securities will be distributed
                                             directly to the Trustee or other
                                             person specified in the related
                                             Prospectus Supplement as
                                             registered owner of such Mortgage
                                             Securities.

(g) Collection Accounts                      Each Trust Fund will include one
                                             or more accounts established and
                                             maintained on behalf of the
                                             Securityholders into which the
                                             person or persons designated in
                                             the related Prospectus Supplement
                                             will, to the extent described
                                             herein and in such Prospectus
                                             Supplement, deposit all payments
                                             and collections received or
                                             advanced with respect to the
                                             Assets and other assets in the
                                             Trust Fund. Such an account may
                                             be maintained as an interest
                                             bearing or a non-interest bearing
                                             account, and funds held therein
                                             may be held as cash or invested
                                             in certain short-term, investment
                                             grade obligations, in each case
                                             as described in the related
                                             Prospectus Supplement. See
                                             "Description of the
                                             Agreements--Material Terms of the
                                             Pooling and Servicing Agreements
                                             and Underlying Servicing
                                             Agreements--Collection Account
                                             and Related Accounts."

(h) Credit Support                           If so provided in the related
                                             Prospectus Supplement, partial or
                                             full protection against certain
                                             defaults and losses on the Assets
                                             in the related Trust Fund may be
                                             provided to one or more classes
                                             of Securities of the related
                                             series in the form of
                                             subordination of one or more
                                             other classes of Securities of
                                             such series, which other classes
                                             may include one or more classes
                                             of Offered Securities, or by one
                                             or more other types of credit
                                             support, such as a letter of
                                             credit, insurance policy,
                                             guarantee, reserve fund or
                                             another type of credit support,
                                             or a combination thereof. The
                                             amount and types of coverage, the
                                             identification of the entity
                                             providing the coverage (if
                                             applicable) and related
                                             information with respect to each
                                             type of Credit Support, if any,
                                             will be described in the
                                             Prospectus Supplement for a
                                             series of Securities. See "Risk
                                             Factors--Credit Support is
                                             Limited in Amount and Coverage"
                                             and "Description of Credit
                                             Support."

(i) Cash Flow Agreements                     If so provided in the related
                                             Prospectus Supplement, the Trust
                                             Fund may include guaranteed
                                             investment contracts pursuant to
                                             which moneys held in the funds
                                             and accounts established for the
                                             related series will be invested
                                             at a specified rate. The Trust
                                             Fund may also include certain
                                             other agreements, such as
                                             interest rate exchange
                                             agreements, interest rate cap or
                                             floor agreements, currency
                                             exchange agreements or similar
                                             agreements provided to reduce the
                                             effects of interest rate or
                                             currency exchange rate
                                             fluctuations on the Assets or on
                                             one or more classes of
                                             Securities. Currency exchange
                                             agreements might be included in
                                             the Trust Fund if some or all of
                                             the Assets (such as Mortgage
                                             Loans secured by Mortgaged
                                             Properties located outside the
                                             United States) were denominated
                                             in a non-United States currency.
                                             The principal terms of any such
                                             guaranteed investment contract or
                                             other agreement, including,
                                             without limitation, provisions
                                             relating to the timing, manner
                                             and amount of payments thereunder
                                             and provisions relating to the
                                             termination thereof, will be
                                             described in the Prospectus
                                             Supplement for the related
                                             series. In addition, the related
                                             Prospectus Supplement will
                                             provide certain information with
                                             respect to the obligor under any
                                             such Cash Flow Agreement. See
                                             "Description of the Trust
                                             Funds--Cash Flow Agreements."

(j) Pre-Funding Account                      To the extent provided in the
                                             related Prospectus Supplement, a
                                             portion of the proceeds of the
                                             issuance of Securities may be
                                             deposited into an account
                                             maintained with the Trustee (a
                                             "Pre-Funding Account"). In such
                                             event, the Depositor will be
                                             obligated (subject only to the
                                             availability thereof) to sell at
                                             a predetermined price, and the
                                             Trust Fund for the related series
                                             of Securities will be obligated
                                             to purchase (subject to the
                                             satisfaction of certain
                                             conditions described in the
                                             applicable Agreement), additional
                                             Assets (the "Subsequent Assets")
                                             from time to time (as frequently
                                             as daily) within the period (not
                                             to exceed three months) specified
                                             in the Prospectus Supplement (the
                                             "Pre-Funding Period") after the
                                             issuance of such series of
                                             Securities having an aggregate
                                             principal balance approximately
                                             equal to the amount on deposit in
                                             the Pre-Funding Account (the
                                             "Pre-Funded Amount") for such
                                             series on date of such issuance.
                                             The Pre-Funded Amount with
                                             respect to a series is not
                                             expected to exceed 25% of the
                                             aggregate initial Security
                                             Balance of the related
                                             Securities. Except as set forth
                                             in the following sentence, the
                                             Pre-Funded Amount will be used
                                             only to purchase Subsequent
                                             Mortgage Loans. Any portion of
                                             the Pre-Funded Amount remaining
                                             in the Pre-Funding Account at the
                                             end of the Pre-Funding Period
                                             will be used to prepay one or
                                             more classes of Securities in the
                                             amounts and in the manner
                                             specified in the related
                                             Prospectus Supplement. In
                                             addition, if specified in the
                                             related Prospectus Supplement,
                                             the Depositor may be required to
                                             deposit cash into an account
                                             maintained by the Trustee (the
                                             "Capitalized Interest Account")
                                             for the purpose of assuring the
                                             availability of funds to pay
                                             interest with respect to the
                                             Securities during the Pre-Funding
                                             Period. Any amount remaining in
                                             the Capitalized Interest Account
                                             at the end of the Pre-Funding
                                             Period will be remitted as
                                             specified in the related
                                             Prospectus Supplement. Amounts
                                             deposited in the Pre-Funding and
                                             Capitalized Interest Accounts
                                             will be permitted to be invested,
                                             pending application thereof, only
                                             in eligible investments
                                             authorized by each applicable
                                             Rating Agency. See "Description
                                             of the Trust Funds--Pre-Funding
                                             Account."

DESCRIPTION OF SECURITIES                    Each series of Certificates will
                                             evidence an interest in the
                                             related Trust Fund and will be
                                             issued pursuant to a Pooling and
                                             Servicing Agreement. If a series
                                             of Securities includes Notes,
                                             such Notes will represent
                                             indebtedness of the related Trust
                                             Fund (which will be formed
                                             pursuant to a deposit trust
                                             agreement (each, a "Deposit Trust
                                             Agreement") between the Depositor
                                             and an owner trustee specified in
                                             the related Prospectus
                                             Supplement) and will be secured
                                             by a security interest in the
                                             Assets of the Trust Fund (or a
                                             specified group thereof) pursuant
                                             to an indenture (each, an
                                             "Indenture"). Some or all of the
                                             Assets in a Trust Fund may be
                                             serviced pursuant to one or more
                                             Underlying Servicing Agreements.
                                             The Pooling and Servicing
                                             Agreements and Underlying
                                             Servicing Agreements are referred
                                             to herein as the "Agreements."
                                             Each series of Securities will
                                             include one or more classes. Each
                                             class of Securities (other than
                                             certain Strip Securities, as
                                             defined below) will have a stated
                                             principal amount (a "Security
                                             Balance") and except for certain
                                             Strip Securities, as defined
                                             below, will accrue interest
                                             thereon based on a fixed,
                                             variable or adjustable interest
                                             rate (in the case of
                                             Certificates, a "Pass-Through
                                             Rate"). The related Prospectus
                                             Supplement will specify the
                                             Security Balance, if any, and the
                                             Pass-Through Rate or interest
                                             rate for each class of Securities
                                             or, in the case of a variable or
                                             adjustable Pass-Through Rate or
                                             interest rate, the method for
                                             determining the Pass-Through Rate
                                             or interest rate.

DISTRIBUTIONS ON SECURITIES                  Each series of Securities will
                                             consist of one or more classes of
                                             Securities that may (i) provide
                                             for the accrual of interest
                                             thereon based on fixed, variable
                                             or adjustable rates; (ii) be
                                             senior (collectively, "Senior
                                             Securities") or subordinate
                                             (collectively, "Subordinate
                                             Securities") to one or more other
                                             classes of Securities in respect
                                             of certain distributions on the
                                             Securities; (iii) be entitled
                                             either to (A) principal
                                             distributions, with
                                             disproportionately low, nominal
                                             or no interest distributions or
                                             (B) interest distributions, with
                                             disproportionately low, nominal
                                             or no principal distributions
                                             (collectively, "Strip
                                             Securities"); (iv) provide for
                                             distributions of accrued interest
                                             thereon commencing only following
                                             the occurrence of certain events,
                                             such as the retirement of one or
                                             more other classes of Securities
                                             of such series (collectively,
                                             "Accrual Securities"); (v)
                                             provide for distributions of
                                             principal as described in the
                                             related Prospectus Supplement;
                                             and/or (vi) provide for
                                             distributions based on a
                                             combination of two or more
                                             components thereof with one or
                                             more of the characteristics
                                             described in this paragraph,
                                             including one or more Strip
                                             Security or Accrual Security
                                             components, to the extent of
                                             available funds, in each case as
                                             described in the related
                                             Prospectus Supplement. If so
                                             specified in the related
                                             Prospectus Supplement,
                                             distributions on one or more
                                             classes of a series of Securities
                                             may be limited to collections
                                             from a designated portion of the
                                             Assets in the related Trust Fund
                                             (each such portion of Assets, an
                                             "Asset Group"). See "Description
                                             of the Securities--General." Any
                                             such classes may include classes
                                             of Offered Securities. With
                                             respect to Securities with two or
                                             more components, references
                                             herein to Security Balance,
                                             notional amount and Pass-Through
                                             Rate or interest rate refer to
                                             the principal balance, if any,
                                             notional amount, if any, and the
                                             Pass-Through Rate or interest
                                             rate, if any, for any such
                                             component.

                                             The Securities will not represent
                                             any interest in or obligation of
                                             the Depositor or any affiliate
                                             thereof except as set fort
                                             herein, nor will the Securities,
                                             any Assets (other than Assets
                                             identified as FHA Loans or VA
                                             Loans in the related Prospectus
                                             Supplement) or Mortgage
                                             Securities be insured or
                                             guaranteed by any governmental
                                             agency or instrumentality.
                                             Although payment of principal and
                                             interest on Agency Securities
                                             will be guaranteed as described
                                             herein and in the related
                                             Prospectus Supplement by Ginnie
                                             Mae, Fannie Mae or Freddie Mac,
                                             the Securities of any series
                                             including such Agency Securities
                                             will not be so guaranteed. See
                                             "Risk Factors--Limited Assets for
                                             Payment of Securities" and
                                             "Description of the Securities."

(a) Interest                                 Interest on each class of Offered
                                             Securities (other than certain
                                             classes of Strip Securities) of
                                             each series will accrue at the
                                             applicable Pass-Through Rate or
                                             interest rate on the outstanding
                                             Security Balance thereof and will
                                             be distributed to Securityholders
                                             as provided in the related
                                             Prospectus Supplement. The
                                             specified date on which
                                             distributions are to be made is a
                                             "Distribution Date."
                                             Distributions with respect to
                                             interest on certain classes of
                                             Strip Securities may be made on
                                             each Distribution Date on the
                                             basis of a notional amount as
                                             described in the related
                                             Prospectus Supplement.
                                             Distributions of interest with
                                             respect to one or more classes of
                                             Securities may be reduced to the
                                             extent of certain delinquencies,
                                             losses, prepayment interest
                                             shortfalls, and other
                                             contingencies described herein
                                             and in the related Prospectus
                                             Supplement. See "Risk
                                             Factors--Rate of Prepayments on
                                             Assets and Priority of Payment of
                                             Securities May Adversely Affect
                                             Average Lives and Yields of
                                             Securities," "Yield
                                             Considerations" and "Description
                                             of the Securities--Distributions
                                             of Interest on the Securities."


(b) Principal                                The Securities of each series
                                             initially will have an aggregate
                                             Security Balance no greater than
                                             the outstanding principal balance
                                             of the Assets as of, unless the
                                             related Prospectus Supplement
                                             provides otherwise, the close of
                                             business on the first day of the
                                             month of formation of the related
                                             Trust Fund (the "Cut-off Date"),
                                             after application of scheduled
                                             payments due on or before such
                                             date, whether or not received.
                                             The Security Balance of a
                                             Security outstanding from time to
                                             time represents the maximum
                                             amount that the holder thereof is
                                             then entitled to receive in
                                             respect of principal from future
                                             cash flow on the assets in the
                                             related Trust Fund. Distributions
                                             of principal will be made on each
                                             Distribution Date to the class or
                                             classes of Securities in the
                                             amounts and in accordance with
                                             the priorities specified in the
                                             related Prospectus Supplement.
                                             Distributions of principal of any
                                             class of Securities will be made
                                             on a pro rata basis among all of
                                             the Securityholders of such
                                             class, by random selection, or as
                                             described in the related
                                             Prospectus Supplement. Certain
                                             classes of Strip Securities with
                                             no Security Balance will not
                                             receive distributions in respect
                                             of principal. See "Description of
                                             the Securities--Distributions of
                                             Principal of the Securities."

ADVANCES To the extent specified in the related Prospectus Supplement, the Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Assets serviced by such Servicer in such Trust Fund. If so specified in the related Prospectus
                                             Supplement, the Master Servicer,
                                             the Trustee or other entity so
                                             specified will be required to
                                             make such advances in the event a
                                             Servicer fails to do so. Neither
                                             the Depositor nor, except to the
                                             extent specified in the related
                                             Prospectus Supplement, any of its
                                             affiliates will have any
                                             responsibility to make such
                                             advances. Advances are
                                             reimbursable generally from
                                             subsequent recoveries in respect
                                             of such Assets and otherwise to
                                             the extent described herein and
                                             in the related Prospectus
                                             Supplement. If and to the extent
                                             provided in the Prospectus
                                             Supplement for any series, a
                                             Servicer or another entity will
                                             be entitled to receive interest
                                             on its outstanding advances,
                                             payable from amounts in the
                                             related Trust Fund. See
                                             "Description of the
                                             Securities--Advances in Respect
                                             of Delinquencies."


TERMINATION                                  To the extent specified in the
                                             related Prospectus Supplement, a
                                             series of Securities may be
                                             subject to optional early
                                             termination through the
                                             repurchase of the Assets in the
                                             related Trust Fund by the party
                                             specified therein, under the
                                             circumstances and in the manner
                                             set forth therein. If so provided
                                             in the related Prospectus
                                             Supplement, upon the reduction of
                                             the Security Balance of a
                                             specified class or classes of
                                             Securities to a specified
                                             percentage or on and after a date
                                             specified in such Prospectus
                                             Supplement, the party specified
                                             therein will solicit bids for the
                                             purchase of all of the Assets of
                                             the Trust Fund, or of a
                                             sufficient portion of such Assets
                                             to retire such class or classes,
                                             or purchase such Assets at a
                                             price set forth in the related
                                             Prospectus Supplement. Any such
                                             purchase or solicitation of bids
                                             may be made only when the
                                             aggregate security balance of
                                             such class or classes declines to
                                             a percentage of the initial
                                             Security Balance of such
                                             Securities (generally not to
                                             exceed 10%) specified in the
                                             related Prospectus Supplement. In
                                             addition, if so provided in the
                                             related Prospectus Supplement,
                                             certain classes of Securities may
                                             be purchased or redeemed in the
                                             manner set forth therein. In
                                             either case, the purchase price
                                             will at least equal the
                                             outstanding Security Balance of
                                             all Securities, or of the
                                             Securities to be purchased or
                                             redeemed, if less than all of the
                                             Securities, and any accrued and
                                             unpaid interest thereon. See
                                             "Description of the
                                             Securities--Termination."


REGISTRATION OF SECURITIES                   If so provided in the related
                                             Prospectus Supplement, one or
                                             more classes of the Offered
                                             Securities will initially be
                                             represented by one or more
                                             certificates or notes, as
                                             applicable, registered in the
                                             name of Cede & Co., as the
                                             nominee of DTC. No person
                                             acquiring an interest in Offered
                                             Securities so registered will be
                                             entitled to receive a definitive
                                             certificate or note, as
                                             applicable, representing such
                                             person's interest except in the
                                             event that definitive
                                             certificates or notes, as
                                             applicable, are issued under the
                                             limited circumstances described
                                             herein. See "Risk Factors--Owners
                                             of Book-Entry Securities Not
                                             Entitled to Exercise Rights of
                                             Holders of Securities" and
                                             "Description of the
                                             Securities--Book-Entry
                                             Registration and Definitive
                                             Securities."


TAX STATUS OF THE SECURITIES                 The following discussion
                                             represents the opinion of Brown &
                                             Wood LLP. The Securities of each
                                             series offered hereby will
                                             constitute either (i) "regular
                                             interests" ("Regular Securities")
                                             and "residual interests"
                                             ("Residual Securities") in a
                                             Trust Fund treated as a real
                                             estate mortgage investment
                                             conduit under Sections 860A
                                             through 860G of the Internal
                                             Revenue Code of 1986, as amended
                                             (the "Code"), (ii) interests
                                             ("Grantor Trust Securities") in a
                                             Trust Fund treated as a grantor
                                             trust under applicable provisions
                                             of the Code, (iii) interests
                                             ("Partnership Securities") in a
                                             Trust Fund treated as a
                                             partnership under applicable
                                             provisions of the Code, or (iv)
                                             evidences of indebtedness ("Debt
                                             Securities") of a Trust Fund
                                             treated as debt instruments for
                                             federal income tax purposes. In
                                             general, to the extent the assets
                                             and income of the Trust Fund are
                                             treated as qualifying assets and
                                             income under the following
                                             sections of the Code, Regular
                                             Securities (i) owned by a
                                             "domestic building and loan
                                             association" will be treated as
                                             "loans . . . secured by an
                                             interest in real property which
                                             is . . . residential real
                                             property" within the meaning of
                                             Code Section 7701(a)(19)(C) and
                                             (ii) owned by a real estate
                                             investment trust will be treated
                                             as "real estate assets" for
                                             purposes of Section 856(c)(4)(A)
                                             of the Code and interest income
                                             therefrom will be treated as
                                             "interest on obligations secured
                                             by mortgages on real property"
                                             for purposes of Section
                                             856(c)(3)(B) of the Code. In
                                             addition, Regular Securities will
                                             be "qualified mortgages" within
                                             the meaning of Section 860G(a)(3)
                                             of the Code if transferred to
                                             another REMIC on its startup in
                                             exchange for regular or residual
                                             interests therein. Moreover, if
                                             95% or more of the assets and the
                                             income of the Trust Fund qualify
                                             for any of the foregoing
                                             treatments, the Regular
                                             Securities will qualify for the
                                             foregoing treatments in their
                                             entirety. Residual Securities
                                             generally will be treated as
                                             representing an interest in
                                             qualifying assets and income to
                                             the same extent described above
                                             for institutions subject to
                                             Sections 7701(a)(19)(C),
                                             856(c)(4)(A) and 856(c)(3)(B) of
                                             the Code. A portion (or, in
                                             certain cases, all) of the income
                                             from Residual Securities (i) may
                                             not be offset by any losses from
                                             other activities of the holder of
                                             such Residual Securities, (ii)
                                             may be treated as unrelated
                                             business taxable income, for
                                             holders of Residual Securities
                                             that are subject to tax on
                                             unrelated business taxable income
                                             (as defined in Section 511 of the
                                             Code), and (iii) may be subject
                                             to U.S. federal income tax
                                             withholding rules. In addition,
                                             transfers of certain Residual
                                             Securities may be disregarded
                                             under some circumstances for all
                                             federal income tax purposes. See
                                             "Material Federal Income Tax
                                             Considerations--REMICs--Taxation
                                             of Owners of Residual Securities
                                             herein. Grantor Trust Securities
                                             may be either Standard Securities
                                             having the same percentage
                                             ownership of principal and
                                             interest payments on the Mortgage
                                             Loans or Strip Securities having
                                             a different percentage ownership
                                             interests in such principal and
                                             interest payments. Holders of
                                             Grantor Trust Securities
                                             generally will be treated as
                                             owning an interest in qualifying
                                             assets and income under Sections
                                             7701(a)(19)(C), 856(c)(4)(A),
                                             856(c)(3)(B) and 860G(a)(3)(A) of
                                             the Code. Partnership Securities
                                             will be treated as partnership
                                             interests for purposes of federal
                                             income taxation, and accordingly,
                                             will not represent an interest in
                                             qualifying assets for purposes of
                                             Section 7701(a)(19)(C) of the
                                             Code, but will represent
                                             qualifying assets and income
                                             under Sections 856(c)(4)(A) and
                                             856(c)(3)(B) of the Code to the
                                             extent their proportionate share
                                             of the assets of the related
                                             Trust Fund so qualify. Debt
                                             Securities will not represent
                                             qualifying assets or income for
                                             purposes of any of the preceding
                                             sections. See "Material Federal
                                             Income Tax Considerations" herein
                                             and in the related Prospectus
                                             Supplement.


LEGAL INVESTMENT CONSIDERATIONS              The Prospectus Supplement for
                                             each series of Securities will
                                             specify which class or classes of
                                             Offered Securities of such
                                             series, if any, will constitute
                                             "mortgage related securities" for
                                             purposes of the Secondary
                                             Mortgage Market Enhancement Act
                                             of 1984, as amended ("SMMEA").
                                             Investors whose investment
                                             authority is subject to legal
                                             restrictions should consult their
                                             own legal advisors to determine
                                             whether and to what extent the
                                             Offered Securities constitute
                                             legal investments for them. See
                                             "Legal Investment Considerations"
                                             herein and in the related
                                             Prospectus Supplement.


ERISA CONSIDERATIONS                         An investment in Offered
                                             Securities by an employee benefit
                                             plan or other retirement plan or
                                             arrangement that is subject to
                                             Title I of the Employee
                                             Retirement Income Security Act of
                                             1974, as amended ("ERISA") or
                                             Section 4975 of the Code (each, a
                                             "Plan") may cause the Assets of
                                             the related Trust Fund to be
                                             deemed "plan assets" and could
                                             give rise to a "prohibited
                                             transaction" within the meaning
                                             of ERISA and the Code. The U.S.
                                             Department of Labor has issued an
                                             individual exemption, Prohibited
                                             Transaction Exemption (the
                                             "Exemption"), to Deutsche Bank
                                             Securities Inc. ("DBSI") that
                                             generally exempts from the
                                             application of certain of the
                                             prohibited transaction provisions
                                             of ERISA and the excise taxes
                                             imposed on such prohibited
                                             transactions by Section 4975 of
                                             the Code, transactions relating
                                             to the purchase, sale and holding
                                             of pass-through securities
                                             underwritten by DBSI and the
                                             servicing and operation of pools
                                             of assets such as certain of the
                                             Assets, provided that certain
                                             conditions are satisfied. To the
                                             extent the Securities are not
                                             treated as equity interests in
                                             the related Trust Fund for
                                             purposes of ERISA, a Plan's
                                             investment in such Securities
                                             would not cause the Assets to be
                                             deemed "plan assets." However,
                                             the purchase or holding of such
                                             non-equity Securities by a Plan
                                             with respect to which an
                                             affiliate of the Depositor or an
                                             equity investor is a "party in
                                             interest" (within the meaning of
                                             ERISA) or a "disqualified person"
                                             (within the meaning of the Code)
                                             could give rise to a prohibited
                                             transaction unless one or more
                                             statutory or administrative
                                             exemptions apply to such
                                             investment. The Prospectus
                                             Supplement with respect to a
                                             series of Securities may contain
                                             additional information regarding
                                             the application of the Exemption
                                             or any other exemption with
                                             respect to the Securities offered
                                             thereby. See "ERISA
                                             Considerations" herein.


RATING                                       At the date of issuance, as to
                                             each series, each class of
                                             Offered Securities will be rated
                                             in one of the four highest rating
                                             categories by one or more
                                             nationally recognized statistical
                                             rating agencies (each, a "Rating
                                             Agency"). A security rating is
                                             not a recommendation to buy, sell
                                             or hold such Securities and is
                                             subject to revision or withdrawal
                                             at any time by the assigning
                                             Rating Agency. Further, such
                                             ratings do not address the
                                             possibility that, as a result of
                                             principal prepayments, holders of
                                             Securities may receive a lower
                                             than anticipated yield. If a
                                             series of Securities provides for
                                             the establishment of a
                                             Pre-Funding Account, it will be
                                             an express condition to the
                                             purchase of Subsequent Assets
                                             that, after notice to each
                                             assigning Rating Agency, no
                                             Rating Agency notifies the
                                             Depositor that such purchase
                                             would result in the withdrawal or
                                             downgrade of the ratings assigned
                                             to such Securities. See "Rating"
                                             herein.


MATERIAL RISKS                               Prospective investors are urged
                                             to read "Risk Factors" herein and
                                             in the applicable Prospectus
                                             Supplement for a discussion of
                                             the material risks associated
                                             with an investment in the
                                             Securities.

                                 RISK FACTORS

         Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors.

LIMITED LIQUIDITY FOR SECURITIES

         At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Deutsche Bank Securities Inc. and the other underwriters, if any, specified in the related Prospectus Supplement, currently expect to make a secondary market in the Offered Securities, but have no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly, the liquidity of the Securities may be limited.

LIMITED ASSETS FOR PAYMENT OF SECURITIES

         The Securities will not represent an interest in or obligation of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Assets, the Master Servicer's obligations and any Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Assets, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of a Servicer or Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Assets may have been made and/or assigned in connection with transfers of such Assets prior to the issuance of the Securities, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Except to the extent, if any, specified in the related Prospectus Supplement, none of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates will have any obligation with respect to representations or warranties made by any other entity. Except to the extent, if any, specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         Except to the extent, if any, specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series and the Assets included in the related Trust Fund will be the sole source of payments on the Securities of a series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Accounts and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities containing one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

RATE OF PREPAYMENTS ON ASSETS MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

         Prepayments (including those caused by defaults) on the Assets in any Trust Fund (or, in the case of Agency Securities and Mortgage Securities, the underlying assets related thereto) generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans or manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the assets underlying or comprising the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the assets underlying or comprising the Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in or an obligation of a Trust Fund containing Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities or Mortgage Securities could occur significantly earlier than expected. Conversely, if prevailing interest rates rise significantly above the applicable mortgage interest rates, principal prepayments are likely to be lower than if prevailing rates remain at or below the rates borne by the assets underlying or comprising the Assets in any Trust Fund and the maturity of any class of Securities evidencing an interest in or an obligation of such Trust Fund could occur significantly later than expected. The relationship of prevailing interest rates and prepayment rates on Contracts will be discussed in the related Prospectus Supplement. In addition, certain prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

PRIORITY OF PAYMENT OF SECURITIES MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

         A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Strip Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating.

REAL ESTATE MARKET CONDITIONS AFFECT MORTGAGE LOAN PERFORMANCE

         An investment in securities such as the Securities which represent interests in Mortgage Loans may be affected generally by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to the principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

VARIABLE PAYMENT PROVISIONS IN MORTGAGE LOANS MAY INCREASE RATE OF DEFAULT

         Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "--Junior Mortgage Loans are More Likely to Experience Losses on Foreclosure."

MULTIFAMILY PROPERTIES MAY EXPERIENCE INCREASED DEFAULTS AND FORECLOSURES

         Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

         If applicable, certain legal aspects of the Mortgage Loans for a series of Securities may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

BALLOON PAYMENT ASSETS ARE MORE LIKELY TO EXPERIENCE LOSSES ON FORECLOSURE IF OBLIGOR IS UNABLE TO REFINANCE OR SELL RELATED PROPERTY

         Certain of the Mortgage Loans (the "Balloon Payment Assets") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the obligor's equity in the related property, the financial condition of the obligor, the value of the property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

JUNIOR MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES ON FORECLOSURE

         Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Trust Fund. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If a Servicer were to foreclose on any Mortgaged Property, it would do so subject to any related senior lien. In order for the debt related to the Mortgaged Property to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the related Securities, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage. SUB-PRIME MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT OR BE FORECLOSED

         All or a portion of the Assets may consist of mortgage loans underwritten in accordance with the underwriting for "Sub-prime Mortgage Loans". A Sub-prime Mortgage Loan is a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac under their traditional mortgage loan purchase programs due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to Sub-prime Mortgage Loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of Sub-prime Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

POTENTIAL FOR LOSSES INCREASES IF ASSETS ARE DELINQUENT

         A portion of the Assets may be delinquent upon the issuance of the related Securities. Credit enhancement provided with respect to a particular series of Securities may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion of such Assets in the Trust Fund for a series may cause the rate of defaults and prepayments on the Assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the Securities of such series.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS; OTHER LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the persons who originated the Mortgage Loans (the "Originators") and Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject such Servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Mortgage Loans."

         The Mortgage Loans may also be subject to federal laws, including:
(i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the National Housing Act of 1934 (the "Housing Act") with respect to Mortgage Loans insured thereunder.

         The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act"), which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust Fund for which the Mortgage Loans include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses that the borrower could assert against the original lender. Any violation of the Home Ownership Act that would result in such liability would be a breach of the applicable Warranting Party's representations and warranties, and the Warranting Party would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

GENERAL ECONOMIC CONDITIONS INCREASES THE POTENTIAL FOR LOSSES ON CONTRACTS AND MANUFACTURED HOMES

         An investment in Securities evidencing an interest in or obligation of a Trust Fund containing Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes securing the Contracts in any Trust Fund at origination of the related Contract will be set forth in the related Prospectus Supplement. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts").

DEPRECIATION IN VALUE INCREASES THE POTENTIAL FOR LOSSES ON CONTRACTS AND MANUFACTURED HOMES

         Regardless of its location, manufactured housing generally depreciates in value. Thus, Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Trust Fund will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Trust Fund. See "Description of Credit Support."

GRANT OF SECURITY INTEREST IN CONTRACTS; RISKS OF DEFECTIVE SECURITY INTEREST AND EFFECTS OF CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

         The Asset Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. The Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Depositor will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase, or if permitted by the applicable Agreement, substitute for, such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability to realize upon the Manufactured Home or may limit the amount realized by Securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

BANKRUPTCY OF BORROWER MAY PREVENT COLLECTIONS ON UNSECURED HOME IMPROVEMENT
LOANS

         The obligations of the borrower under any Unsecured Home Improvement Loan included in a Trust Fund will not be secured by an interest in the related real estate or any other property, and the Trust Fund will be a general unsecured creditor as to such obligations. In the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

CREDIT SUPPORT IS LIMITED IN AMOUNT AND COVERAGE

         The Prospectus Supplement for a series of Securities will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

         A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

         The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

         Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Servicer or the Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected.

LOWERING OF RATING ON SECURITIES MAY DECREASE VALUE AND LIQUIDITY

         The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. The lowering of a rating on a series or class of Securities may adversely affect the market value of such Securities and the liquidity of such Securities. None of the Depositor, any Master Servicer, any Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

SUBORDINATED SECURITIES BEAR RISK OF LOSS BEFORE MORE SENIOR SECURITIES

         The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Servicer (to the extent of its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses), any Master Servicer (to the extent of its master servicing fee, including any unpaid master servicing fee with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

         The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

RESIDUAL SECURITIES MAY HAVE ADVERSE TAX ATTRIBUTES

         Holders of Residual Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Considerations--REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute Residual Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Securities may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of Residual Securities should be aware that applicable regulations prevent the ability to mark-to-market REMIC residual interests. See "Material Federal Income Tax Considerations--REMICs."

OWNERS OF BOOK-ENTRY SECURITIES NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS OF SECURITIES

         If so provided in the Prospectus Supplement, one or more classes of the Offered Securities will be initially represented by one or more certificates or notes registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Security Owners or their nominees. Because of this, unless and until Securities are issued in fully registered, certificated form ("Definitive Securities"), Security Owners will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Security Owners will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

FINANCIAL INSTRUMENTS ARE SUBJECT TO COUNTERPARTY RISK

         The assets of a Trust Fund may, if specified in the related Prospectus Supplement, include financial instruments such as interest rate swap, cap, floor or similar agreements (each, a "Financial Instrument"), which will require the provider of such instrument (the "Counterparty") to make payments to the Trust Fund under the circumstances described in the Prospectus Supplement. To the extent that payments on the Securities of the related series depend in part on payments to be received under a Financial Instrument, the ability of the Trust Fund to make payments on the Securities will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a series of Securities will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a Financial Instrument upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Servicer to obtain a replacement Financial Instrument.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each Trust Fund will include (i) single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) home improvement installment sales contracts or Unsecured Home Improvement Loans, (iii) manufactured housing installment sale contracts or installment loan agreements, (iv) any combination of "fully modified pass-through" mortgage-backed certificates ("Ginnie Mae Certificates") guaranteed by Ginnie Mae, guaranteed mortgage pass-through securities ("Fannie Mae Certificates") issued by Fannie Mae and mortgage participation certificates ("Freddie Mac Certificates") issued by Freddie Mac, (v) previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities or (vi) a combination of Mortgage Loans, Unsecured Home Improvement Loans, Contracts, Agency Securities and/or Mortgage Securities. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

         The Assets included in the Trust Fund for a series may be subject to various types of payment provisions. Such Assets may consist of (1) "Level Payment Assets," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related Obligors to reduce the Obligors' monthly payments during the early period after origination of such Assets; (4) "Increasing Payment Assets," as described below; (5) "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon; (6) "GEM Assets," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (7) "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years; (8) "Step-up Rate Assets" which provide for interest rates that increase over time; (9) "Balloon Payment Assets;" (10) "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related Obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) "Bi-weekly Assets," which provide for Obligor payments to be made on a bi-weekly basis.

         An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the Obligor's monthly payments referred to in the preceding sentence and (2) payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The Obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The Obligor's Monthly Payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An Obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

         The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

         General

         Each Mortgage Loan will generally be secured by a lien on (i) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property" and the related Mortgage Loan, a "Multifamily Mortgage Loan"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related Prospectus Supplement. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans") and/or (ii) secured home improvement installment sales contracts and Home Improvement Contracts. In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by Land Sale Contracts for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If so provided in the related Prospectus Supplement, Mortgage Loans may include loans insured by the FHA ("FHA Loans") or partially guaranteed by the VA ("VA Loans"). See "--FHA Loans and VA Loans" below.

         Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Mortgage Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xi) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and (xii) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

         The related Prospectus Supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related Prospectus Supplement will specify whether the Home Improvement Contracts are FHA Loans and, if so, the limitations on any FHA insurance. In addition, the related Prospectus Supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

         Payment Provisions of the Mortgage Loans

         All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. See "--Assets" above.

         Revolving Credit Line Loans

         As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Unsecured Home Improvement Loans

         The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans which are FHA Loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Except as otherwise set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         Unsecured Home Improvement Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans, (iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans, (v) the state or states in which most of the Unsecured Home Improvement Loans were originated, (vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan, (viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan,
(ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and (x) the material underwriting standards used for the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

CONTRACTS

         General

         To the extent provided in the related Prospectus Supplement, each Contract will be secured by a security interest in a new or used Manufactured Home. To the extent specified in the related Prospectus Supplement, the Contracts may include Contracts which are FHA Loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related Prospectus Supplement.

         Contract Information in Prospectus Supplements

         Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts and (xii) the material underwriting standards used for the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

         Payment Provisions of the Contracts

         All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement. See "--Assets" above.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae Certificates, Fannie Mae Certificates and Freddie Mac Certificates, which may include Stripped Agency Securities, as described below.

         Ginnie Mae

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, Ginnie Mae is authorized, under
Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates

         Each Ginnie Mae Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae Certificates. Ginnie Mae Certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including Ginnie Mae Certificates will set forth additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying such Ginnie Mae Certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae Certificates to the extent not described herein and other relevant matters with respect to the Ginnie Mae Certificates.

         Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such Ginnie Mae Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the Ginnie Mae Certificates pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the Ginnie Mae Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

         The Ginnie Mae Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of such Ginnie Mae Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by such issuer on the loans backing the Ginnie Mae Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make such payment. Upon such notification and request, Ginnie Mae will make such payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make such payment, the registered holder of the Ginnie Mae Certificate has recourse against only Ginnie Mae to obtain such payment. The Trustee or its nominee, as registered holder of the Ginnie Mae Certificates included in a Trust Fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to such Ginnie Mae Certificates for any amounts that are not paid when due under each Ginnie Mae Certificate.

         The Ginnie Mae Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such Ginnie Mae Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such Ginnie Mae Certificates and underlying residential loans will be described in the related Prospectus Supplement.

         Fannie Mae

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         Fannie Mae Certificates

         Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Fannie Mae Certificates will set forth additional information regarding the Fannie Mae program, the characteristics of the pool underlying such Fannie Mae Certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae Certificates to the extent not described herein and other relevant matters with respect to the Fannie Mae Certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy such obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered Fannie Mae Certificate, distributions thereon will be made by check.

         The Fannie Mae Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such Fannie Mae Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such Fannie Mae Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

         Freddie Mac

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates

         Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans (the "Freddie Mac Certificate Group"). Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Freddie Mac Certificates will set forth additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying such Freddie Mac Certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac Certificate to the extent not described herein and other relevant matters with respect to the Freddie Mac Certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

         The Freddie Mac Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such Freddie Mac Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such Series. Such Freddie Mac Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

         Stripped Agency Securities

         The Ginnie Mae Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates ("Stripped Agency Securities") which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other Ginnie Mae Certificates, Fannie Mae Certificates or Freddie Mac Certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans, Unsecured Home Improvement Loans, Contract, or Agency Securities, or collateralized obligations secured by Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities. The Mortgage Securities (i) will have been issued by an entity other than the Depositor or its affiliates, (ii) will have been acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates and (iii) will have been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the related Prospectus Supplement, Mortgage Securities will generally be similar to Securities offered hereunder.

         The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Mortgage Securities will include a description of such Mortgage Securities and any related credit enhancement, and the related Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities will be described together with any other Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities included in the Trust Fund relating to such series. As to any such series of Securities, as used herein the terms "Mortgage Loans," "Unsecured Home Improvement Loans" and "Contracts" include the Mortgage Loans, Unsecured Home Improvement Loans or Contracts, as applicable, underlying such Mortgage Securities. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Assets may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA Loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan.

         Mortgage Loans, Unsecured Home Improvement Loans and Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

         To the extent provided in a Prospectus Supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account. In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets from time to time (as frequently as daily) within the period (not to exceed three months) specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account for such series on the date of such issuance. The Pre-Funded Amount with respect to a series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the Prospectus Supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application thereof, only in eligible investments authorized by each applicable Rating Agency.

ACCOUNTS

         Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

          The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

         Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "Interest Accrual Period"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which such principal prepayments occur will be affected by a variety of factors, including, without limitation, the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular Trust Fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), such assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such assets. In this regard, it should be noted that certain Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related Trust Fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising such Assets, and by the extent to which the servicer of any such mortgage loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related Prospectus Supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is receive or such other date as is specified in the related Prospectus Supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

         If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

         The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         Type of Asset

         If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related Prospectus Supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

         As may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Termination

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate Security Balance of the Securities of such series declines to a percentage specified in the related Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

         Defaults

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Foreclosures

         The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

         Refinancing

         At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

         Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets, other than FHA Loans and VA Loans, may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property.

         With respect to any Mortgage Loans, except as set forth in the related Prospectus Supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause". See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR

         ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in Mortgage Loans and other financial assets, collections thereon and related assets; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

         All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions; (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (v) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund. Any such classes may include classes of Offered Securities.

         Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain classes of Strip Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued as Definitive Securities or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity for Securities" and "--Limited Assets for Payment of Securities."

DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such class or by random selection or as described in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

         (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related Prospectus Supplement, a "Due Period " with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                  (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("Liquidation Proceeds"), and other unscheduled recoveries received subsequent to the related Due Period,

                  (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund, and

                  (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

         (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

         (iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

         (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

         The related Prospectus Supplement for a series of Securities will describe any variation in the calculation of the Available Distribution Amount for such series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Securities (other than classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related Prospectus Supplement specifies a different basis.

         Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related Prospectus Supplement. The method of determining the notional amount for a certain class of Strip Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Rate of Prepayments on Assets May Adversely Affect Average Lives and Yields of Securities" and "--Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Securities of each series, other than certain classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the related Prospectus Supplement. Certain classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund. The Prospectus Supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to such class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, such class will no longer be entitled to receive principal distributions from amounts received on the assets of the related Trust Fund, including distributions in respect of principal losses previously allocated to such class.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Securities evidencing an interest in a Trust Fund, if so provided in the related Prospectus Supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the related Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the related Collection Account, the Servicer is required to replace such funds in such Collection Account on any future Distribution Date to the extent that funds in such Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the Prospectus Supplement, in the event of a Servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Securities of a series, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement generally setting forth, in each case to the extent applicable and available:

         (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

         (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

         (iii) the amount of such distribution allocable to Prepayment
Premiums;

         (iv) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

         (vii) the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

         (viii) with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

         (ix) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (an "REO Property") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

         (x) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

         (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

         (xiii) the aggregate amount of principal prepayments made during the related Due Period;

         (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

         (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

         (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

         (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

         (xx) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

         (xxi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

         (xxii) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Securities will terminate upon the payment to Securityholders of that series of all amounts held in the Collection Accounts or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such class or classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related Prospectus Supplement may, at such party's option, repurchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants or in such other manner as is provided for in the related Prospectus Supplement. In addition, such investors will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement or Indenture, as applicable) will be Cede, as nominee of DTC or such other entity specified in the related Prospectus Supplement, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement or Indenture, as applicable. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

         Securities initially issued in book-entry form will be issued as Definitive Securities to Security Owners or their nominees, rather than to DTC or its nominee only (i) if the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor, (ii) if the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) in accordance with such other provisions described in the related Prospectus Supplement.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

         None of the Depositor, any Master Servicer, any Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC Securities, Grantor Trust Securities

         Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, or in the event the Securities consist of Notes, each Servicer will perform such servicing functions pursuant to a related servicing agreement.

         Securities That Are Partnership Interests for Tax Purposes and Notes

         Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

         A series of Notes issued by a Trust Fund will be issued pursuant to an Indenture between the related Trust Fund and an Indenture Trustee named in the related Prospectus Supplement. The Trust Fund will be established pursuant to a Deposit Trust Agreement between the Depositor and an owner trustee specified in the Prospectus Supplement relating to such series of Notes. The Assets securing payment on the Notes will be serviced in accordance with an Underlying Servicing Agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

         General

         The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement (each an "Agreement"). The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series of Securities without charge upon written request of a Securityholder of such series addressed to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210,
Attention:

Elizabeth S. Eldridge.

         The Servicers, any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to series involving a Master Servicer, references in this Prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related Prospectus Supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund.

         Assignment of Assets; Repurchases

         At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate and (iii) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the pass-through rate thereon.

         With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related Prospectus Supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will generally require the Depositor or another party specified in the related Prospectus Supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

         The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or other entity specified in the related Prospectus Supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related Prospectus Supplement (the "Purchase Price") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related Prospectus Supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related Prospectus Supplement.

         With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund only to the extent specified in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

         While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect thereto, in accordance with the procedures established by the issuer or guarantor for registration of such certificates, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

         Representations and Warranties; Repurchases

         To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Asset, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the related Agreement;
(ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

         Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

         A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related Prospectus Supplement, will constitute an Event of Default under such Agreement. See "Events of Default" and "Rights Upon Event of Default."

         Collection Account and Related Accounts

         General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the related Prospectus Supplement, be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

         Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the related Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

         (i) all payments on account of principal, including principal prepayments, on the Assets;

         (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

         (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support;"

         (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

         (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

         (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

         (viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

         (ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

         (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

         (xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

         (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

         Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

         (i) to make distributions to the Securityholders on each Distribution Date;

         (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

         (iii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

         (iv) to reimburse a Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

         (v) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

         (vi) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

         (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

         (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

         (ix) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

         (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

         (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

         (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the applicable Prospectus Supplement, respectively;

         (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

         (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

         (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

         (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (xvii) to make any other withdrawals permitted by the related Agreement; and

         (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

         Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis, or such other period provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

         The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made

         Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

         In the case of Multifamily Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Multifamily Property is located.

         Realization Upon Defaulted Assets

         Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If so specified in the related Prospectus Supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Security or Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Mortgage Security or Agency Security to make such payment as promptly as possible and legally permitted to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Securityholders of the related series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the Collection Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

         As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

         If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         Hazard Insurance Policies

         Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related Prospectus Supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

         Contracts. Generally, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

         FHA Insurance and VA Guarantees

         FHA Loans will be insured by the FHA as authorized under the Housing Act. Certain FHA Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

         The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA Loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the FHA Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the related Prospectus Supplement, the Servicer of each single family FHA Loan will be obligated to purchase any such debenture issued in satisfaction of such FHA Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA Loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of such VA Loan, interest accrued on the unpaid balance of such VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         Fidelity Bonds and Errors and Omissions Insurance

         Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Agreement are met.

         Due-on-Sale Provisions

         The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

         Retained Interest; Servicing Compensation and Payment of Expenses

         The Prospectus Supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         The Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related Prospectus Supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the Agreement.

         The Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

         Evidence as to Compliance

         Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related Prospectus Supplement at the address set forth in the related Prospectus Supplement.

         Certain Matters Regarding Servicers, the Master Servicer and the Depositor

         The Servicers and Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

         The related Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the related Agreement.

         Special Servicers

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

         Events of Default under the Agreement

         Events of default under the related Agreement will generally include
(i) any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related Prospectus Supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

         The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

         Rights Upon Event of Default under the Agreements

         So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Agreement.

         The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Amendment

         Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

         The Trustee

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.

         Duties of the Trustee

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

         Certain Matters Regarding the Trustee

         The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

         Resignation and Removal of the Trustee

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Securityholders of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         General

         The following summary describes the material provisions that may appear in each Indenture. The Prospectus Supplement for a series of Notes will describe any provision of the Indenture relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Indenture for a series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any series of Notes without charge upon written request of a Securityholder of such series addressed to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210, Attention: Elizabeth S. Eldridge.

         Events of Default

         Events of default under the Indenture for each series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such series.

         If, following an event of default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

         To the extent provided in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such series affected thereby.

         Discharge of Indenture

         The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report

         The Indenture Trustee for each series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

         The Indenture Trustee

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

         The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Securities, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         The coverage provided by any Credit Support will be described in the related Prospectus Supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities, Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support is Limited in Amount and Coverage."

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LIMITED GUARANTEE

         If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

LETTER OF CREDIT

         Alternative credit support with respect to a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of Securities will be set forth in the Prospectus Supplement relating to such series.

POOL INSURANCE POLICIES

         If so specified in the related Prospectus Supplement relating to a series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the related Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

         If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a series of Securities will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the Rating Agency or Rating Agencies that rate such series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

         Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the Trust Fund.

         Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the related Prospectus Supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related class or classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related Prospectus Supplement will make certain representations and warranties in the Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

         Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

         General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

         Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

         Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

         Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

         Cooperative Loans

         The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

         Pending Year 2000 Legislation

         In July 1999, Congress approved legislation that would limit liability for losses due to year 2000 computer-related errors. If signed by the President and enacted into law, this legislation would, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in inability to accurately or timely process their mortgage payments.

         This legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but would instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This legislation would not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. This legislation would also not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

         If enacted, this legislation could delay the ability of a Servicer to foreclose on some Mortgage Loans during the first quarter of the year 2000. These delays could affect the distributions on your Securities.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

         In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Code may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

         The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

DUE-ON-SALE CLAUSES

         The Mortgage Loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. Such shortfalls will be covered by the Credit Support provided in connection with such Securities only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

         As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee only if provided in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related Prospectus Supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940."

CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983, deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following discussion represents the opinion of Brown & Wood LLP as to the material federal income tax considerations of the purchase, ownership and disposition of the Securities offered hereunder. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State Income Tax Considerations." The Depositor recommends that Securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

         The following discussion addresses securities of four general types:
(i) securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) Grantor Trust Securities representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) Debt Securities representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) to the extent specified in the applicable Prospectus Supplement, references to "Mortgage Loans" include Contracts. Except to the extent specified in the applicable Prospectus Supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

         Taxable Mortgage Pools

         Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

         Classification of REMICS

         With respect to each series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, in the opinion of Brown & Wood LLP, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of Regular Securities or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

         In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Brown & Wood LLP, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

         Characterization of Investments in REMIC Securities

         In the opinion of Brown & Wood LLP, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . .
 . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of such Buydown Funds because the law is unclear as to whether such Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. Such a reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Brown & Wood LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

         The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures

         For certain series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Securities, Brown & Wood LLP will deliver its opinion that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICS, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Taxation of Owners of Regular Securities

         (i)      General

         In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

         (ii)     Original Issue Discount

         Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

         Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

         A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

         (iii)    Acquisition Premium

         A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

         (iv)     Variable Rate Regular Securities

         Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

         Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or the product of such a rate and a positive or a negative multiple (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

         The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the Mortgage Loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         (v)      Market Discount

         A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

         Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

         Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

         (vi)     Amortizable Premium

         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

         Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         (vii)    Election to Treat All Interest Under the Constant Yield
                  Method

         A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

         (viii)   Treatment of Losses

         Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

         (ix)     Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

         Taxation of Owners of Residual Securities

         (i)      Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

         The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

         A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

         (ii)     Basis and Losses

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

         A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

         A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

         Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         (iii) Treatment of Certain Items of REMIC Income and Expense

         Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

         Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         (iv)     Limitations on Offset or Exemption of REMIC Income

         A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

         The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         (v)      Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

         (vi)     Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

         Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

         (vii)    Mark to Market Regulations

         On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

         Taxes That May Be Imposed on the REMIC Pool

         (i)      Prohibited Transactions

         Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

         (ii)     Contributions to the REMIC Pool After the Startup Day

         In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

         (iii)    Net Income from Foreclosure Property

         The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired such property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

         (iv)     Liquidation of the REMIC Pool

         If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

         (v)      Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in such proceedings in appropriate circumstances.

         (vi)     Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The applicable Prospectus Supplement will indicate if all such expenses will not be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

         Taxation of Certain Foreign Investors

         (i)      Regular Securities

         Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

         (ii)     Residual Securities

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984, and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

         (iii)    Backup Withholding

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

         (iv)     Reporting Requirements

         Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

         Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

         Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds

         With respect to each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Brown & Wood LLP, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

STANDARD SECURITIES

         General

         Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

         Holders of Standard Securities, particularly any class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

         (i)      Tax Status

         With respect to a series, in the opinion of Brown & Wood LLP, except with respect to that portion of a Trust Fund consisting of Unsecured Home Improvement Loans:

         1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . .
 . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

         2. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

         3. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

         (ii)     Premium and Discount

         The Depositor recommends that Securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

         Premium.   The treatment of premium incurred upon the purchase of a
Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

         Original Issue Discount. The original issue discount rules of Code
Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. No prepayment assumption will be assumed for purposes of such accrual except as set forth in the applicable Prospectus Supplement. However, Code
Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of such accrual except as set forth in the applicable Prospectus Supplement.

         (iii)    Recharacterization of Servicing Fees

         If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         (iv)     Sale or Exchange of Standard Securities

         Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

STRIPPED SECURITIES

         General

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Brown & Wood LLP, the Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Brown & Wood LLP, (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

         The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

         A holder of a Stripped Security, particularly any class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities General."

         Status of Stripped Securities

         No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

         Taxation of Stripped Securities

         Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

         Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

         Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

         Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

         Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the applicable Prospectus Supplement. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

         Taxation of Certain Foreign Investors

         To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

         Classification of Partnership Trust Funds

         With respect to each series of Partnership Securities or Debt Securities, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         Characterization of Investments in Partnership Securities and Debt Securities

         For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

         Taxation of Debt Securityholders

         (i)      Treatment of the Debt Securities as Indebtedness

         The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Brown & Wood LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

         If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

         Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

         Taxation of Owners of Partnership Securities

         (i)      Treatment of the Partnership Trust Fund as a Partnership

         If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

         (ii)     Partnership Taxation

         As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

         Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

         Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the Internal Revenue Service were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

         (iii)    Discount and Premium

         It is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis.)

         If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

         (iv)     Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

         (v)      Disposition of Securities

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

         If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

         (vi)     Allocations Between Transferors and Transferees

         In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         (vii)    Section 731 Distributions

         In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

         (viii)   Section 754 Election

         In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

         (ix)     Administrative Matters

         The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

         (x)      Tax Consequences to Foreign Securityholders

         It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         (xi)     Backup Withholding

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. THE DEPOSITOR RECOMMENDS THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE INCOME TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

         A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

         The DOL issued an individual exemption (the "Exemption"), to DBSI which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) DBSI,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series. Third, the Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

         A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

         To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

         In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment.

         Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

         Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the SMMEA. Generally, only classes of Offered Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and
(ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991, cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include certain "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

         If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Securities, as certain classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHODS OF DISTRIBUTION

         The Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

         The Depositor will indemnify DBSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, DBSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Brown & Wood LLP, Washington, D.C.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF DEFINED TERMS




1986 Act....................................................................115
1998 Policy Statement.......................................................156
Accrual Securities...........................................................15
Accrued Security Interest....................................................55
Adjustable Rate Assets.......................................................32
Agency Securities.............................................................1
Agreement....................................................................63
ARM Contracts................................................................37
ARM Loans....................................................................34
ARM Unsecured Home Improvement Loans.........................................36
Asset Conservation Act......................................................102
Asset Group..................................................................15
Asset Seller.................................................................32
Assets........................................................................1
Available Distribution Amount................................................54
Balloon Payment Assets.......................................................25
Bankruptcy Code..............................................................99
Bi-weekly Assets.............................................................32
Book-Entry Securities........................................................53
Buy Down Assets..............................................................32
Buydown Funds...............................................................113
Buydown Mortgage Loans.......................................................49
Buydown Period...............................................................49
Capitalized Interest Account.................................................14
Cash Flow Agreements..........................................................1
Cede..........................................................................4
CERCLA......................................................................100
Certificates..................................................................1
Charter Act..................................................................39
Cleanup Costs...............................................................101
Code.........................................................................18
Collection Account...........................................................67
Commission....................................................................3
contract borrower............................................................93
contract lender..............................................................93
Contract Rate................................................................11
Contracts.....................................................................1
Convertible Assets...........................................................32
Cooperative..................................................................92
Cooperative Loans............................................................92
Cooperatives.................................................................33
Counterparty.................................................................31
Covered Trust................................................................29
CPR..........................................................................48
Credit Support................................................................1
Crime Control Act...........................................................105
Cut-off Date.................................................................17
DBSI.........................................................................20
DCR.........................................................................152
Debt Securities..............................................................18
Definitive Securities........................................................31
Deposit Trust Agreement......................................................15
Depositor.....................................................................8
Determination Date...........................................................54
Disqualified Organization...................................................128
DOL.........................................................................151
DTC...........................................................................4
ERISA........................................................................20
excess servicing............................................................138
Exchange Act..................................................................4
Excluded Plan...............................................................153
Exemption....................................................................20
Fannie Mae....................................................................1
Fannie Mae Certificates......................................................12
FDIC.........................................................................67
FFIEC.......................................................................156
FHA...........................................................................9
FHA Loans....................................................................33
Financial Instrument.........................................................31
Fitch.......................................................................152
Foreign Investors...........................................................129
Freddie Mac...................................................................1
Freddie Mac Act..............................................................40
Freddie Mac Certificate Group................................................41
Freddie Mac Certificates.....................................................12
Garn-St. Germain Act........................................................103
GEM Assets...................................................................32
Ginnie Mae....................................................................1
Ginnie Mae Certificates......................................................12
GPM Assets...................................................................32
Grantor Trust Fund..........................................................110
Grantor Trust Securities.....................................................18
Home Equity Loans.............................................................9
Home Improvement Contracts....................................................9
Home Ownership Act...........................................................27
Housing Act..................................................................27
HUD..........................................................................76
Increasing Payment Assets....................................................32
Indenture....................................................................15
Indenture Trustee.............................................................9
Indirect Participants........................................................61
Insurance Proceeds...........................................................54
Interest Accrual Period......................................................46
Interest Reduction Assets....................................................32
land sale contract...........................................................93
Land Sale Contracts...........................................................9
Level Payment Assets.........................................................32
Liquidation Proceeds.........................................................54
Loan-to-Value Ratio..........................................................34
Lock-out Date................................................................35
Lock-out Period..............................................................35
Manufactured Home............................................................11
manufactured housing contracts...............................................28
Mark to Market Regulations..................................................131
Master Servicer...............................................................8
Moody's.....................................................................152
Mortgage Loans................................................................1
Mortgage Notes...............................................................33
Mortgage Rate.................................................................9
Mortgage Securities..........................................................12
Mortgaged Properties..........................................................9
Mortgages....................................................................33
mortgagor....................................................................91
Multifamily Mortgage Loan....................................................33
Multifamily Properties........................................................9
NCUA........................................................................155
new partnership.............................................................147
New Regulations.............................................................134
Non-Equity Securities.......................................................154
Non-Pro Rata Security.......................................................115
Nonrecoverable Advance.......................................................58
Notes.........................................................................1
OCC.........................................................................155
Offered Securities............................................................1
OID Regulations.............................................................111
old partnership.............................................................147
Originators..................................................................27
Participants.................................................................61
Parties in Interest.........................................................151
Partnership Securities.......................................................18
Partnership Trust Fund......................................................110
Pass-Through Entity.........................................................128
Pass-Through Rate............................................................15
PCBs........................................................................100
Permitted Investments........................................................68
Plan.........................................................................20
Plans.......................................................................151
Pooling and Servicing Agreement...............................................8
Pre-Funded Amount............................................................14
Pre-Funding Account..........................................................14
Pre-Funding Period...........................................................14
prepayment...................................................................48
Prepayment Assumption.......................................................116
Prepayment Premium...........................................................35
PTCE........................................................................154
Purchase Price...............................................................65
Rating Agency................................................................21
RCRA........................................................................101
Record Date..................................................................53
Regular Securities...........................................................18
Regular Securityholder......................................................115
Related Proceeds.............................................................58
Relief Act..................................................................105
REMIC.........................................................................3
REMIC Pool..................................................................111
REMIC Provisions............................................................110
REMIC Regulations...........................................................111
REMIC Securities.............................................................63
REO Property.................................................................59
Residual Holders............................................................123
Residual Securities..........................................................18
Restricted Group............................................................152
Retained Interest............................................................78
Revolving Credit Line Loans..................................................35
RICO........................................................................105
S&P.........................................................................152
SBJPA of 1996...............................................................114
secured-creditor exemption..................................................101
Securities....................................................................1
Security.....................................................................63
Security Balance.............................................................15
Security Owners...............................................................4
Securityholders...............................................................4
senior lien..................................................................26
Senior Securities............................................................15
Servicemen's Readjustment Act................................................43
Servicer......................................................................8
Servicing Standard...........................................................71
Single Family Mortgage Loan..................................................33
Single Family Properties......................................................9
SMMEA........................................................................20
SPA..........................................................................48
Special Servicer.............................................................80
Standard Securities.........................................................136
Startup Day.................................................................111
Step-up Rate Assets..........................................................32
Strip Securities.............................................................15
Stripped Agency Securities...................................................42
Stripped Securityholder.....................................................142
Subordinate Securities.......................................................15
Sub-prime Mortgage Loans.....................................................26
Subsequent Assets............................................................14
Superliens..................................................................100
Taxable Mortgage Pools......................................................111
thrift institutions.........................................................127
Tiered REMICS...............................................................114
Title V.....................................................................104
Title VIII..................................................................105
Trust Assets..................................................................3
Trust Fund....................................................................1
Trustee.......................................................................9
UCC..........................................................................61
Underlying Servicing Agreement................................................8
Unsecured Home Improvement Loans..............................................1
UST.........................................................................101
VA............................................................................9
VA Guaranty Policy...........................................................77
VA Loans.....................................................................33
Value........................................................................34
Voting Rights................................................................81
Warranting Party.............................................................66